United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

AQUA METALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

April [•], 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) of Aqua Metals, Inc., a Delaware corporation (which we refer to as “we,” “us,” “our,” or the “Company”), to be held at 11:00 a.m. EDT, on Tuesday, June 7, 2022.

At the Annual Meeting, you will be asked to consider and vote upon the following proposals to: (1) elect four (4) directors to serve for the ensuing year as members of the Board of Directors of the Company; (2) approve an amendment to our 2019 Stock Incentive Plan to increase the number of shares of common stock reserved under the plan; (3) amend the Company’s Amended and Restated Certificate of Incorporation to effect an increase in the number of authorized shares of the Company’s common stock from 100,000,000 to 200,000,000; (4) ratify the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; (5) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying Proxy Statement; (6) approve an adjournment to the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals; and (7) transact such other business as may properly come before the Annual Meeting or at any continuation, postponement or adjournment thereof. The accompanying Proxy Statement describe these matters in more detail. We urge you to read this information carefully.

The Board of Directors recommends a vote: FOR each of the four (4) nominees for director named in the Proxy Statement, FOR the approval an amendment to our 2019 Stock Incentive Plan to increase the number of shares of common stock reserved under the plan, FOR the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect an increase in the number of authorized shares of the Company’s common stock from 100,000,000 to 200,000,000, FOR the ratification of the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the accompanying Proxy Statement, and FOR an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

Whether or not you attend the Annual Meeting, and regardless of the number of shares of Aqua Metals, Inc. that you own, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to vote your shares of common stock via the Internet or by promptly marking, dating, signing, and returning the proxy card via mail or fax. Voting over the Internet, or by written proxy, will ensure that your shares are represented at the Annual Meeting.

On behalf of the Board of Directors of Aqua Metals, Inc., we thank you for your participation.

Sincerely,

/s/ S. Shariq Yosufzai
S. Shariq Yosufzai
Chairman of the Board

AQUA METALS, INC.

5370 Kietzke Lane, #201

Reno, Nevada 89511

(775) 525-1936

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 7, 2022

The 2022 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) of Aqua Metals, Inc., a Delaware corporation (which we refer to as “we,” “us,” “our,” or the “Company”), will be at 11:00 a.m. EDT, on Tuesday, June 7, 2022.

This year’s meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at www.virtualshareholdermeeting.com/AQMS2022. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Voting at the Meeting” on page 2. We will consider and act on the following items of business at the Annual Meeting:

1.

To elect four (4) directors to serve as members of the Board of Directors of the Company (which we refer to as our “Board”) until the next annual meeting of stockholders and until their successors are duly elected and qualified. The director nominees named in the Proxy Statement for election to our Board are: Vincent L. DiVito, Stephen Cotton, Molly Zhang and Edward Smith;

2.	To approve an amendment to our 2019 Stock Incentive Plan to increase the number of shares of common stock reserved under the plan;

3.

To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect an increase in the number of authorized shares of the Company’s common stock from 100,000,000 to 200,000,000;

4.	To ratify the appointment of Armanino LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022;

5.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying Proxy Statement;

6.	To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals; and

7.	To transact such other business as may properly come before the Annual Meeting or at any continuation, postponement or adjournment thereof.

The accompanying Proxy Statement describes each of these items of business in detail. Only stockholders of record at the close of business on April 11, 2022 are entitled to notice of, to attend, and to vote at, the Annual Meeting or any continuation, postponement or adjournment thereof.

To ensure your representation at the Annual Meeting, you are urged to vote your shares of common stock via the Internet or by promptly marking, dating, signing, and returning the proxy card via mail or fax. Voting instructions are provided on your proxy card. Any stockholder attending the Annual Meeting may vote in person even if he or she previously submitted a proxy. If your shares of common stock are held by a bank, broker or other agent, please follow the instructions from your bank, broker or other agent to have your shares voted.

Sincerely,

/s/ S. Shariq Yosufzai
S. Shariq Yosufzai
Chairman of the Board

Reno, Nevada

April [•], 2022

Page

INFORMATION ABOUT THE ANNUAL MEETING	1
General	1
How to Attend	1
Who Can Vote, Outstanding Shares	2
Voting of Shares	2
Voting at the Meeting	2
Revocation of Proxy	3
Quorum and Votes Required	3
Solicitation of Proxies	5
Stockholder List	5
Forward-Looking Statements	5
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	6
Board Nominees	6
Board Recommendation	6
Information about Director Nominees	7
CORPORATE GOVERNANCE	9
Board Composition	9
Director Resignation Policy	9
Committees of the Board of Directors	10
Audit Committee	10
Compensation Committee	11
Nominating and Corporate Governance Committee	11
Board Leadership Structure and Role in Risk Oversight	12
Process for Stockholders to Send Communications to our Board of Directors	12
Compensation Committee Interlocks and Insider Participation	12
Employee, Officer and Director Hedging	12
Code of Conduct	13
Limitation of Liability of Directors and Indemnification of Directors and Officers	13
PROPOSAL NO. 2 - APPROVE AN AMENDMENT TO OUR 2019 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED UNDER THE PLAN	14
Introduction	14
Board Recommendation	14
General	14
Administration	15
Options	16
Restricted Stock Awards	16
Restricted Stock Units	16
Performance Awards	17
Change in Control of Company	17
Effect of Termination of Employment or Other Service	18
U.S. Income Tax Consequences	18
Equity Compensation Plan Information	20
PROPOSAL NO. 3 –APPROVE AND ADOPT AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK FROM 100,000,000 TO 200,000,000	21
Introduction	21
Proposal	21
Vote Required
Board Recommendation	21

i

PROPOSAL NO. 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22
Board Recommendation	22
Fees Incurred for Services by Principal Accountant	22
Pre-Approval Policies and Procedures	22
Audit Committee Report	23
PROPOSAL NO. 5 – ADVISORY VOTE ON EXECUTIVE COMPENSATION	24
Introduction	24
Board Recommendation	24
PROPOSAL NO. 6 – APPROVE AN ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSALS 1-5	25
Introduction	25
Board Recommendation	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	26
EXECUTIVE OFFICERS AND COMPENSATION	27
Executive Officers	27
Summary Compensation Table	27
Narrative Disclosure to Summary Compensation Table	28
Potential Payments upon Termination	30
Outstanding Equity Awards at December 31, 2021	31
Compensation of Directors	32
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	33
Related Party Transactions, Promoters and Directors Independence	33
Stockholder Proposals and Director Nominations for 2023 Annual Meeting	34
Householding of Proxy Materials	34
Other Matters	34
Incorporation by Reference	35

ii

AQUA METALS, INC.

5370 Kietzke Lane, #201

Reno, Nevada, 89511

(775) 525-1936

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 7, 2022

INFORMATION ABOUT THE ANNUAL MEETING

General

Your proxy is solicited on behalf of the Board of Directors (which we refer to as our “Board”) of Aqua Metals, Inc., a Delaware corporation (which we refer to as “we,” “us,” “our,” or the “Company”), for use at our 2022 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) to be held on June 7, 2022, at 11:00 a.m. EDT, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement. This year’s meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at www.virtualshareholdermeeting.com/AQMS2022. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’

Meeting to Be Held Via the Internet at www.virtualshareholdermeeting.com/AQMS2022 on Tuesday, June 7, 2022 at 11:00 a.m. EDT.

The Annual Report, Notice of Meeting, Proxy Statement and Proxy Card

are available at – www.proxyvote.com

We intend to mail this Proxy Statement, the proxy card and the Notice of Annual Meeting on or about April 22, 2022 to all stockholders of record entitled to vote at the Annual Meeting. If you would like a hard copy of the Annual Report, Notice of Meeting, Proxy Statement and Proxy Card for this Annual Meeting, or any future stockholder meetings, mailed or emailed to you, please contact us at the above address or at our web page https://www.aquametals.com/contact-us/ or email us at frank@bristolir.com or telephone us at (905) 326-1888.

Record holders of our common stock as of the close of business on April 11, 2022, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting on all matters to be voted upon. As of the record date, there were 74,880,094 shares of our common stock outstanding, each entitled to one vote.

How to Attend

You are entitled to attend and participate in the Annual Meeting if you were a stockholder as of the close of business on April 11, 2022, the record date, or hold a valid proxy for the meeting. To attend the Annual Meeting, you must access the meeting website at www.virtualshareholdermeeting.com/AQMS2022 and a 16 digit control number is needed to enter the meeting. In order to participate in the virtual meeting, including to vote, ask questions and to view the list of registered stockholders as of the record date during the meeting, you must access the meeting website at www.virtualshareholdermeeting.com/AQMS2022 and have the 16 digit control number found on your proxy card. The meeting webcast will begin promptly at 11:00 a.m. EDT. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures.

Who Can Vote, Outstanding Shares

Record holders of our common stock as of the close of business on April 11, 2022, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting on all matters to be voted upon. As of the record date, there were 74,880,094 shares of our common stock outstanding, each entitled to one vote.

Voting of Shares

You may vote by attending the Annual Meeting and voting in person or you may vote prior to the Annual Meeting through the Internet or by submitting a proxy. The method of voting differs for shares held as a record holder and shares held in “street name.” If you hold your shares of common stock in street name, which means that your shares are held of record by a broker, bank or other nominee, you will receive the notice from your broker, bank or other nominee that includes instructions on how to vote your shares.

If you are a stockholder of record, you may vote your shares as follows:

●	To vote in person, attend the Annual Meeting and follow the procedures set forth in “Voting at the Meeting”, below.
●

To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number on the proxy card delivered to you. Your Internet vote must be received by 11:59 p.m., Eastern Time on June 6, 2022 to be counted.

●

To vote using the proxy card delivered to you, simply complete, signing, and date the proxy card and returning it promptly in the envelope provided or use a touch-tone telephone to transmit your voting instructions by calling 1-800-690-6903. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Voting at the Meeting

If you are a stockholder of record, you can vote at the virtual Annual Meeting by accessing the meeting website at www.virtualshareholdermeeting.com/AQMS2022 and enter the 16 digit control number found on your proxy card and following the instructions on the website for voting at the Annual Meeting.

If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, in order to vote in person at the virtual Annual Meeting, you must follow the instructions from your broker or bank, or contact your broker or bank to request instructions.

Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website. We will also post a recording of the meeting on our investor relations website, which will be available for replay following the meeting for 60 days.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy or vote through the Internet even if you plan to attend the Annual Meeting. If you properly give your proxy or vote through the Internet, one of the individuals named as your proxy will vote your shares as you have directed. Any stockholder attending the Annual Meeting may vote in person even if he or she previously submitted a proxy or voted through the Internet prior to the Annual Meeting.

All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically and in writing) received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy, your shares will be voted as follows:

●	FOR each of the four (4) nominees for director named in the Proxy Statement, and
●	FOR the approval of an amendment to our 2019 Stock Incentive Plan to increase the number of shares of common stock reserved under the plan,

●

FOR the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect an increase in the number of authorized shares of the Company’s common stock from 100,000,000 to 200,000,000;

●	FOR the ratification of the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and
●	FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement, and
●	FOR an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

With respect to any other matter that properly comes before the Annual Meeting or any continuation, postponement or adjournment thereof, the proxy-holders will vote as recommended by our Board, or if no recommendation is given, in their own discretion.

Revocation of Proxy

If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the Annual Meeting by taking any of the following actions:

●	delivering to our corporate secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;
●	signing and delivering a new proxy card, relating to the same shares and bearing a later date than the original proxy card;
●	submitting another proxy over the Internet (your latest Internet voting instructions are followed); or
●	attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of Company proxies should be addressed to:

Aqua Metals, Inc.

5370 Kietzke Lane, #201

Reno, Nevada 89511

Attention: Corporate Secretary

If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so.

Quorum and Votes Required

The inspector of elections appointed for the Annual Meeting will tabulate votes cast by proxy or in person at the Annual Meeting. The inspector of elections will also determine whether a quorum is present. In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority in voting power of all of the shares of the stock entitled to vote at the Annual Meeting must be present in person or represented by proxy at the Annual Meeting. Shares that abstain from voting on any proposal, or that are represented by broker non-votes (as defined below), will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum is present.  However, our Third Amended and Restated Bylaws provide that “votes cast” shall exclude abstentions and broker non-votes.

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank, or other agent how to vote your shares, your broker, bank, or other agent may still be able to vote your shares at its discretion. In this regard, under the rules of the New York Stock Exchange, or NYSE, brokers, banks, and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. When a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

We believe that the election of directors (Proposal 1), the amendment to our 2019 Stock Incentive Plan to increase the number of shares of common stock reserved under the plan (Proposal 2) and the advisory vote on compensation (Proposal 5) will be considered non-routine matters and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. We believe that the amendment to the Company’s Amended and Restated Certificate of Incorporation to effect an increase in the number of authorized shares of the Company’s common stock from 100,000,000 to 200,000,000 (Proposal 3), the ratification of the appointment of Armanino LLP as our independent registered public accounting firm (Proposal 4) and the proposal to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 through 5 (Proposal 6) will be considered to be routine matters on which a broker, bank or other agent has discretionary authority to vote.

Proposal No. 1: Election of Directors. A plurality of the votes cast by the holders of shares entitled to vote in the election of directors at the Annual Meeting is required for the election of directors. Accordingly, the four (4) director nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes are not treated as votes cast and, therefore, will not have any effect on the outcome of the election of directors.

Proposal No. 2:  Approval of an Amendment to our 2019 Stock Incentive Plan. The affirmative vote of the holders of a majority of the votes cast and entitled to vote at the Annual Meeting is required for the approval of an amendment to our 2019 Stock Incentive Plan to increase the number of shares reserved under the plan. In the event of any broker non-votes or abstentions in connection with Proposal No. 2, such broker non-votes and abstentions will be counted as not present and these shares will be deducted from the total shares of which a majority is required.

Proposal No. 3: Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation. The affirmative vote of a majority of the shares of the Company’s common stock issued and outstanding as of the record date is required for the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect an increase in the number of authorized shares of the Company’s common stock from 100,000,000 to 200,000,000. Abstentions and broker non-votes will be treated as shares that are present or represented and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of Proposal No. 3. Thus, abstentions and broker non-votes will have the effect of negative votes on Proposal 3. If no specific instructions are given in the proxy, the shares will be voted for approval of Proposal No. 3. In the case of shares held by a broker, bank or other agent for a beneficial owner who has not provided instructions to such broker, bank or other agent, we believe the broker, bank or other agent will have discretionary authority to vote the shares for approval of Proposal No. 3.

Proposal No. 4: Ratification of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the votes cast and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Abstentions will not be counted either for or against this proposal. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm and, therefore, broker non-votes are generally not expected to result from the vote on Proposal No. 4. However, in the event of any broker non-votes in connection with Proposal No. 4, such broker non-votes will be counted as not present and these shares will be deducted from the total shares of which a majority is required.

Proposal No. 5: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers. The affirmative vote of the holders of a majority of the votes cast and entitled to vote at the Annual Meeting is required for the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement. In the event of any broker non-votes or abstentions in connection with Proposal No. 5, such broker non-votes and abstentions will be counted as not present and these shares will be deducted from the total shares of which a majority is required.

Proposal No. 6: Approval to Adjourn the Annual Meeting. The affirmative vote of the holders of a majority of the votes cast and entitled to vote at the Annual Meeting is required for the approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 through 5. In the event of any broker non-votes or abstentions in connection with Proposal No. 6, such broker non-votes and abstentions will be counted as not present and these shares will be deducted from the total shares of which a majority is required.

We will also consider any other business that properly comes before the Annual Meeting, or any adjournment or postponement thereof. As of the record date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named as your proxy will vote the shares as recommended by our Board, or if no recommendation is given, in their own discretion.

Solicitation of Proxies

Our Board is soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by delivery of this Proxy Statement through the Internet or by mail, we will request that brokers, banks and other nominees that hold shares of our common stock, which are beneficially owned by our stockholders, forward proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by Internet, facsimile or special delivery letter.

We have retained Morrow Sodali, LLC, a proxy solicitation firm, to perform various solicitation services via phone and email in connection with the Annual Meeting. We will pay Morrow Sodali a fee not to exceed $5,000, plus phone and other related expenses, in connection with its solicitation services.

Stockholder List

A list of stockholders eligible to vote at the Annual Meeting will be available for inspection, for any purpose germane to the Annual Meeting, at the principal executive office of the Company during regular business hours for a period of no less than ten (10) days prior to the Annual Meeting.

Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our 2021 Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board Nominees

Our Board currently consists of five (5) members, four (4) of whom are independent under the listing standards for independence of the NASDAQ and under Rule 10A-3 under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”). However, one of our current directors, S. Shariq Yosufzai, has elected not to stand for reelection and following this Annual Meeting our Board will consist of four (4) members. Based upon the recommendation of the Nominating and Corporate Governance Committee of our Board, our Board determined to nominate each of the Company’s current directors, other than Mr. Yosufzai, for re-election at the Annual Meeting.

Our Board and the Nominating and Corporate Governance Committee believe the directors nominated collectively have the experience, qualifications, attributes and skills to effectively oversee the management of the Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing the Company, a willingness to devote the necessary time to Board duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Each director elected at the Annual Meeting will serve a one (1) year term until the Company’s next annual meeting and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Unless otherwise instructed, the proxy-holders will vote the proxies received by them for the four (4) nominees named below. If any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. It is not presently expected that any of the nominees named below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxy-holders intend to vote all proxies received by them in a manner to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy-holders.

Set forth below are the names, ages and positions of our director nominees as of the date of this Proxy Statement:

Name	Age	Position with the Company
Stephen Cotton	55	President and Chief Executive Officer
Vincent L. DiVito (a), (b), (c)	62	Independent Director*
Molly Zhang (a), (b), (c)	60	Independent Director
Edward Smith (a), (b), (c)	59	Independent Director

(a) Member of the Audit Committee of our Board.

(b) Member of the Compensation Committee of our Board.

(c) Member of the Nominating and Corporate Governance Committee of our Board.

* Mr. DiVito will serve a non-executive chairman of the Board effective upon the conclusion of the Annual meeting

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE FOUR (4) NOMINEES

FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

Vacancies on our Board, including any vacancy created by an increase in the size of our Board, may be filled by a majority of the directors remaining in office (even though less than a quorum of our Board) or a sole remaining director, or by the stockholders. A director elected by our Board to fill a vacancy will serve until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death.

If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by our Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by our Board. Each nominee has agreed to serve if elected and our Board has no reason to believe that any nominee will be unable to serve.

Information about Director Nominees

Set forth below is biographical information for each director nominee and a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that each nominee, should serve on our Board at this time. There are no family relationships among any of the directors or executive officers of the Company.

Vincent L. DiVito has served as a member of our Board since May 2015. From April 19, 2018 to May 2, 2018, Mr. DiVito served as non-executive Chairman of the Board. The Board has appointed Mr. DiVito to serve as non-executive Chairman of the Board effective upon the conclusion of the Annual Meeting. Since April 2010, Mr. DiVito has served as the owner and chief executive officer of Vincent L. DiVito, Inc., a financial and management consulting firm. From January 2008 to April 2010, Mr. DiVito served as president of Lonza America, Inc., a global life sciences chemical business headquartered in Allendale, New Jersey, and also served as chief financial officer and treasurer of Lonza America, Inc. from September 2000 to April 2010. Lonza America, Inc. is part of Lonza Group, whose stock is traded on the Swiss Stock Exchange. From 1990 to September 2000, Mr. DiVito was employed by Algroup Wheaton, a global pharmaceutical and cosmetics packaging company, first as its director of business development and later as its vice president and chief financial officer. Mr. DiVito is a certified public accountant, certified management accountant and holds an MBA in Finance. Mr. DiVito is a National Association of Corporate Directors Board Leadership Fellow. He served on the board of directors and chairman of the audit committee of Entertainment Gaming Asia Inc., a Nasdaq listed gaming company, from October 2005 until its acquisition in July 2017, and also served as a member of the board of directors of Riviera Holdings Corporation, formerly an AMEX listed gaming and resort company, from July 2002 until the consummation of a change in control of the corporation in March 2011.

Mr. DiVito has extensive knowledge of accounting and corporate governance issues from his experience serving on various corporate boards of directors and has extensive operational knowledge as a result of his experience as a senior executive officer of major corporations. As a result of these and other professional experiences, our Board has concluded that Mr. DiVito is qualified to serve as a director.

Stephen Cotton has served as President of the Company since May 2, 2018 and was promoted by the Board of Directors to President and CEO joining the Board as an Executive Director in January, 2019.  Steve also served as Chief Commercial Officer of the Company from January 2015 to June, 2017.  Previously, Steve co-founded Canara, Inc. (formerly Data Power Monitoring and IntelliBatt) in December 2001 and served as its Chief Executive Officer through the sale of the company to a private equity firm in June 2012, after which he served as Founder and Executive Chairman until April 2014. Canara (now part of CPG Data Center Innovators) is a global provider of stationary battery systems with integrated monitoring systems and cloud-based monitoring services to many of the largest data center operators. Prior to Canara, Steve led a team to commercialize Sendmail (the Worlds' most commonly used Internet email open source software) from free open source to a paid for commercial offering for Internet service providers and cloud offerings requiring mass email volume management including DoubleClick's standardization (acquired by Google).  Steve's career began in the early days of voice messaging systems, including  Octel Communications (through its $1.1B exit to Lucent Technologies in 1997 and now part of Avaya).  From International Product Manager, to Product Manager for Multimedia, Steve then became the top market development person on a staff of 100+ for 2 years running while managing the AT&T Wireless account, then developing new wireless and local exchange carrier markets.  His decision to convince AT&T Wireless (and ultimately other operators which followed) to offer voice messaging for free vs. charge, resulted in multi-million dollar sales of Octel equipment to each region. From April 2014 to January 2015 and June 2017 to April 2018, Steve managed his private investments.

Dr. Molly P. Zhang (aka Peifang Zhang) has served as a director of Aqua Metals since March 2021. From 2011 to 2016, she served in various global executive roles with Orica Ltd, including vice president, asset management and vice president/manufacturing executive, Mining Systems etc. Ms. Zhang also held various senior leadership positions with Dow Inc. from 2009 to 2011, most recently as managing director of SCG-Dow Group, global business vice president for Dow Technology Licensing and Catalyst business, and manufacturing director at Dow Asia Pacific etc. Ms. Zhang serves on the board of directors of Gates Industrial Corporation (NYSE: GTES), Arch Resources (NYSE: ARCH) and other private company’s board. Her past public company’s directorship included GEA Group (4.2016-12.2021), Cooper Standard Holdings Inc. (5.2017-5.2020) and Newmont Mining (7.2017-6.2019). Born and raised in Shanghai, Ms. Zhang holds a MS degree in Chemistry and PhD in Chemical Engineering from the Technical University of Clausthal, Germany.

Ms. Zhang has extensive managerial, operational and financial experience, as well as service on various corporate boards of directors. As a result of these and other professional experiences, our Board has concluded that Ms. Zhang is qualified to serve as a director.

Edward Smith has served as a member of our Board since March 2021. Mr. Smith has served as President and Chief Executive Officer, and as a member of the board of directors, of SMTC Corporation (NASDAQ: SMTX) since February 2017. Mr. Smith has extensive experience in the electronic manufacturing services, or EMS, industry and the electronic components distribution industry. He served as a member of the board of advisors of Zivelo, Inc., a position he held from 2015 to 2019. Most recently, Mr. Smith served as Senior Vice President of Global Embedded Solutions at Avnet, Inc. during 2016 and as President of Avnet Electronics Marketing Americas from February 2009 to March 2016. Mr. Smith worked in many positions during his tenure at Avnet, Inc., which began in 1994. From 2002 to 2004, Mr. Smith served as President and Chief Executive Officer of SMTEK International, Inc., a tier II manufacturer in the EMS industry. From 2009 to 2017, Mr. Smith served as a board member of the Electronic Components Industry Association. Mr. Smith is also the founder and Chief Executive Officer of We Will Never Forget Foundation, Inc., a nonprofit organization that supports first responders through gifts to other charitable organizations.

Mr. Smith has extensive managerial, operational and financial experience, as well as service on various corporate boards of directors. As a result of these and other professional experiences, our Board has concluded that Mr. Smith is qualified to serve as a director.

CORPORATE GOVERNANCE

Board Composition

Our Board may establish the authorized number of directors from time to time by resolution. Our Board currently consists of five (5) authorized members, however at the conclusion of the Annual Meeting our Board will consist of four (4) authorized members. During the year ended December 31, 2021, our Board met 11 times. All of our Board members attended at least 75% of the aggregate of all Board meetings and all meetings of the Board committees upon which they served while they were on the Board during fiscal 2021. Our Board does not have a policy regarding Board members’ attendance at meetings of our stockholders and three members of our Board attended our prior year’s annual meeting of stockholders.

Generally, under the listing requirements and rules of the Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s board of directors. Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Our Board has determined that, other than Mr. Cotton, by virtue of his executive officer position, none of our director nominees has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making this determination, our Board considered the current and prior relationships that each nonemployee director nominee has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each nonemployee director nominee. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq Stock Market rules, as of the date of this Proxy Statement.

Director Resignation Policy

On September 21, 2018, the Board adopted the Director Resignation Policy, whereby, commencing with respect to our 2020 annual meeting (and at each subsequent annual meeting of the Company’s stockholders at which directors of the Company are to be elected), any director who fails to receive a majority of the votes cast by the Company’s stockholders at such meeting “for” his or her election as a Company director immediately shall (after the final tabulation and certification by the Company’s inspector of elections of voting results), tender his or her resignation to the Nominating and Corporate Governance Committee or Nominating Committee, for its consideration and acceptance or rejection.

The Board adopted the Director Resignation Policy to address the situation in which a nominee for the Board is elected to the Board in an uncontested election despite receiving more votes “withheld” from or “against” his or her election than votes “for” his or her election (a “majority withheld vote”). For purposes of the policy, an “uncontested election” is any election of Company directors in respect of which the number of director nominees for election is less than or equal to the number of directors to be elected.

By accepting a nomination for election and agreeing to serve as a director of the Company in any uncontested election of Company directors, each nominee agrees that if he or she receives a majority withheld vote in any such election, such director promptly shall tender to the Board an offer of his or her resignation as a Company director following certification of the stockholder vote by the inspector(s) of election at the meeting for such uncontested election. Any director who offers his or her resignation pursuant to this policy will not participate in any discussions, deliberations or actions by either the Nominating Committee or the full Board with respect to his or her own resignation offer, but will otherwise continue to serve as a director unless and until such resignation is accepted and effective.

The Nominating Committee will duly consider and recommend to the full Board whether to accept or reject the resignation offer received from each director who received a majority withhold vote. Following the recommendation of the Nominating Committee, the independent members of the Board will make a determination of the action to take with respect to the offer of resignation, not later than the 90th day immediately succeeding the date of the written certification of the shareholder vote by said inspector(s) of election. The Nominating Committee and the Board will evaluate any such tendered offer of resignation, in accordance with their fiduciary duties to, and in furtherance of the best interests of, the Company and its stockholders. The Board may accept or reject the offer of resignation, or it may decide to pursue additional actions, including, without limitation, the following:

●	allow the director to remain on the Board and continue to serve but not be nominated for re-election to the Board at the next election of directors;
●

defer the acceptance of the resignation until the director vacancy the resignation will create can be filled by the Board with a replacement/successor director meeting all the necessary qualifications and criteria for Company directors and/or satisfying other legal and regulatory requirements with respect to the composition of the Board (for purposes of illustration, such as “independence” requirements established by Securities and Exchange Commission regulations or securities exchange listing requirements); or

●

defer the acceptance of the resignation if it is determined that the underlying cause of the majority withheld vote can be cured by the director or otherwise within a specified period of time (for purposes of illustration, if the majority withhold vote was due to the relevant director receiving such vote serving on the board of directors of another entity, by resigning from such other board).

The Board’s decision will be disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission within four business days after the decision. If the Board has decided to reject the tendered resignation, or to pursue any additional action other than accepting the tendered resignation (as described above or otherwise), then the Current Report on Form 8-K will fully disclose the Board’s reasons for doing so.

Committees of the Board of Directors

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of our committees operates under a written charter, a copy of which is available at our investor relations website located at https://ir.aquametals.com.

Audit Committee

Our Audit Committee currently consists of consists of Vincent L. DiVito,  S. Shariq Yosufzai and Molly Zhang, with Mr. DiVito serving as Chairperson, however upon conclusion of the Annual Meeting our Audit Committee will consist of consists of Vincent L. DiVito,  Edward Smith and Molly Zhang, with Mr. DiVito serving as Chairperson. The composition of our Audit Committee meets the requirements for independence under current Nasdaq Stock Market listing standards and SEC rules and regulations. Each member of our Audit Committee meets the financial literacy requirements of the Nasdaq Stock Market listing standards. Mr. DiVito is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. Pursuant to its charter, our Audit Committee will, among other things:

●	select a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
●

discuss the scope and results of the audit with the independent registered public accounting firm, and review, with management and the independent registered public accounting firm, our interim and year-end operating results;

●	develop procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
●	review our policies on risk assessment and risk management;
●	review related-party transactions; and
●	approve (or, as permitted, pre-approve) all audit and all permissible nonaudit services, other than de minimis nonaudit services, to be performed by the independent registered public accounting firm.

Our Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. During the year ended December 31, 2021, our Audit Committee met five times.

Compensation Committee

Our Compensation Committee currently consists of S. Shariq Yosufzai, Vincent L. DiVito and Edward Smith, with Mr. Yosufzai serving as Chairperson, however upon conclusion of the Annual Meeting our Compensation Committee will consist of Edward Smith, Vincent L. DiVito and Molly Zhang, with Mr. Smith serving as Chairperson The composition of our Compensation Committee meets the requirements for independence under the Nasdaq Stock Market listing standards and SEC rules and regulations. Each member of the Compensation Committee is also a nonemployee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, as amended. The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to compensation of our executive officers. Pursuant to its charter, our Compensation Committee will, among other things:

●	review, approve and determine the compensation of our executive officers;
●	administer our stock and equity incentive plans;
●	make recommendations to our Board regarding director compensation and the establishment and terms of incentive compensation and equity plans; and
●	establish and review general policies relating to compensation and benefits of our employees.

Our chief executive officer may, from time to time, provide input and recommendation to our Compensation Committee concerning the compensation of our other executive officers. Our chief executive officer may also, from to time, attend Compensation Committee meetings, but he is not present during the Committee’s deliberations regarding executive officer compensation. From time to time, our Compensation Committee may use an independent consultant in considering compensation policies and programs for executive officers, however our Compensation Committee did not engage an independent consultant during fiscal 2021. Our Compensation Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. During the year ended December 31, 2021, our Compensation Committee met four times.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of S. Shariq Yosufzai, Vincent L. DiVito, and Molly Zhang, with Mr. Yosufzai serving as Chairperson, however upon conclusion of the Annual Meeting our Nominating and Corporate Governance Committee will consist of Molly Zhang, Vincent L. DiVito, and Edward Smith, with Ms. Zhang serving as Chairperson. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under Nasdaq Stock Market listing standards and SEC rules and regulations. Pursuant to its charter, our Nominating and Corporate Governance Committee will, among other things:

●	identify, evaluate and make recommendations to our Board regarding nominees for election to our board of directors and its committees;
●	evaluate the performance of our Board and of individual directors;
●	consider and make recommendations to our Board regarding the composition of our Board and its committees;
●	review developments in corporate governance practices;
●	evaluate the adequacy of our corporate governance practices and reporting;
●	assist in the development of our executive officers;
●	develop and oversee a plan for succession to the position of Chief Executive Officer and other senior management positions; and
●	develop and make recommendations to our Board regarding corporate governance guidelines and matters.

Our Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age, and having the highest personal integrity and ethics. The committee also considers such factors as diversity, an individual’s business experience and skills, independence, judgment, integrity and ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with our Company’s interests. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of our company, and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills, and such other factors as it deems appropriate, given the current needs of the Board and our Company, to maintain a balance of knowledge, experience, and capability. Our Nominating and Corporate Governance Committee conducts an annual assessment of the Committee’s charter and the performance of the committee under the charter and the above standards.

Our Nominating and Corporate Governance Committee will consider for directorship candidates nominated by third parties, including stockholders. However, at this time, our Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance committee believes that it is in the best position to identify, review, evaluate, and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board. For a third party to suggest a candidate, one should provide our corporate secretary, Judd Merrill, with the name of the candidate, together with a brief biographical sketch and a document indicating the candidate’s willingness to serve if elected.

The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing requirements and rules of the Nasdaq Stock Market. During the year ended December 31, 2021, our Nominating and Corporate Governance Committee met two times.

Board Leadership Structure and Role in Risk Oversight

We have adopted a formal policy pursuant to which the chairman and chief executive officer positions shall be separated in order to effectively separate the roles of chairman and chief executive officer. S. Shariq Yosufzai has served as our non-executive Chairman since May 2018 and our Board has appointed Vincent L. DiVito to serve as non-executive Chairman and the lead independent director of the Board effective upon the conclusion of the Annual Meeting, Our Board has an active role in overseeing our areas of risk. While the full Board has overall responsibility for risk oversight, the Board has assigned certain areas of risk primarily to designated committees, which report back to the full Board.

Process for Stockholders to Send Communications to our Board of Directors

Because we have always maintained open channels of communication with our stockholders, we do not have a formal policy that provides a process for stockholders to send communications to our Board. However, if a stockholder would like to send a communication to our Board, please address the letter to the attention of our corporate secretary, Judd Merrill, and it will be distributed to each director.

Compensation Committee Interlocks and Insider Participation

None of our current independent directors, S. Shariq Yosufzai, Vincent L. DiVito, Molly Zhang or Edward Smith, is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board.

Employee, Officer and Director Hedging

We have adopted a policy that no director, officer, employee or consultant of the Company may engage in any short term or speculative transactions involving securities of the Company. These prohibited speculative transactions include short sales, publicly traded options, hedging transactions, margin accounts and pledged securities, and standing and limit orders.

Code of Conduct

We have adopted a code of conduct for all employees, including the chief executive officer, principal financial officer and principal accounting officer or controller, and/or persons performing similar functions, which is available on our website, under the link entitled “Code of Conduct”.

Limitation of Liability of Directors and Indemnification of Directors and Officers

The Delaware General Corporation Law provides that corporations may include a provision in their certificate of incorporation relieving directors of monetary liability for breach of their fiduciary duty as directors, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Our Amended and Restated Certificate of Incorporation provides that directors are not liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. In addition to the foregoing, our Amended and Restated Bylaws provide that we may indemnify directors, officers, employees or agents to the fullest extent permitted by law and we have agreed to provide such indemnification to each of our directors.

The above provisions in our Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws and in the written indemnity agreements may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty, even though such an action, if successful, might otherwise have benefited us and our stockholders. However, we believe that the foregoing provisions are necessary to attract and retain qualified persons as directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PROPOSAL NO. 2

AUTHORIZE AND APPROVE AN AMENDMENT
TO OUR 2019 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF
SHARES OF COMMON STOCK RESERVED UNDER THE PLAN

Introduction

Rule 5635(c) of the Nasdaq Listing Rules requires stockholder approval for the establishment or material amendment of any equity compensation arrangement, with limited exceptions. We are seeking the approval of our stockholders in accordance with Rule 5635(c) of the Nasdaq Listing Rules for of an amendment to our 2019 Stock Incentive Plan (the “2019 Plan”) to increase the number of shares under the 2019 Plan. Our Board has approved the amendment to the 2019 Plan and recommends the approval of the amendment to the 2019 Plan by our stockholders.

The 2019 Plan was originally adopted by our stockholders on March 27, 2019 and, at that time, we initially reserved 4,500,000 shares of our common stock under the 2019 Plan. At our Annual Meeting of stockholders held on May 19, 2020, our stockholders approved an increase in the shares reserved under the 2019 Plan by 7,000,000 shares, from 4,500,000 shares to 11,500,000 shares. As of April 1, 2022, we have issued a total of 10,137,531 shares of common stock and options to purchase shares of common stock under the 2019 Plan.

Our Board has reviewed the 2019 Plan and the lack of available shares thereunder and determined that the 2019 Plan requires additional shares to provide the flexibility with respect to stock-based compensation that our Board believes is necessary to establish appropriate long-term incentives to achieve our objectives. Our Board believes that it is advisable to increase the share limit in the 2019 Plan by 7,000,000 shares, from 11,500,000 shares to 18,500,000 shares, in order to attract and compensate employees, officers, directors and others upon whose judgment, initiative and effort we depend. The issuance of common shares and stock options to eligible participants is designed to align the interests of such participants with those of our stockholders.

Proposal 2 increases the number of shares of common stock that may be issued under the 2019 Plan by 7,000,000 shares, or approximately 9.3% of the 74,880,094 shares of common stock outstanding on April 11, 2022. The closing price per-share of our common stock on April 1, 2022 was $1.56. The major features of the 2019 Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the 2019 Plan, a copy of which is attached to this Proxy Statement as APPENDIX A.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” AN AMENDMENT
TO OUR 2019 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF
SHARES OF COMMON STOCK RESERVED UNDER THE PLAN

General

The 2019 Plan is intended to advance the interests of the Company and our stockholders by enabling us to attract and retain qualified individuals through opportunities for equity participation, and to reward those individuals who contribute to the achievement of our economic objectives. The 2019 Plan allows us to award eligible recipients incentive awards, consisting of:

●	options to purchase shares of our common stock, which may be “incentive options” that qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code;

●	“non-statutory stock options” that do not qualify as incentive options;

●	“restricted stock awards” which are shares of common stock that are subject to certain forfeiture and transferability restrictions;

●	“restricted stock units,” which are contractual obligations to issue shares of common stock to participants once vesting criteria are satisfied; and

●	“performance stock awards” which are shares of common stock or cash that may be subject to the future achievement of certain performance criteria or be free of any performance or vesting.

All of our employees and any subsidiary employees (including officers and directors who are also employees), as well as all of our non-employee directors and other consultants, advisors and other persons with whom we have a relationship will be eligible to receive incentive awards under the Plan. As of April 1, 2022, there were approximately 27 employees, four non-employee directors and an indeterminate number of consultants, advisors or other persons with whom we have a relationship eligible to participate in the Plan.

Shares that are issued under the 2019 Plan or that are subject to outstanding incentive awards reduce the number of shares remaining available under the Plan. Any shares subject to an incentive award that lapses, expires, is forfeited, terminates unexercised or unvested, or is settled or paid in cash or other consideration will automatically again become available for issuance under the Plan.

If the exercise price of any option or any associated tax withholding obligations are paid by a participant’s tender or attestation as to ownership of shares (as described below), or if tax withholding obligations are satisfied by the Company withholding shares otherwise issuable upon exercise of an option, only the net number of shares issued will reduce the number of shares remaining available under the Plan.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the Company, appropriate adjustment will be made to:

●	the number and kind of securities available for issuance under the Plan;

●	the limits on the numbers of shares that may be granted to a participant within any fiscal year or that may be granted as restricted stock awards under the Plan; and

●	in order to prevent dilution or enlargement of the rights of participants, the number, kind and, where applicable, the exercise price of securities subject to outstanding incentive awards.

Administration

The 2019 Plan will be administered by our Compensation Committee. We refer to the Compensation Committee administering the 2019 Plan as the “Committee.”

The Committee has the authority to determine all necessary or desirable provisions of incentive awards, including, the eligible recipients who will be granted one or more incentive awards under the Plan, the nature and extent of the incentive awards to be made to each participant, the time or times when incentive awards will be granted, the duration of each incentive award, and payment or vesting restrictions and other conditions. The Committee has the authority to amend or modify the terms of outstanding incentive awards (including any “repricing” of options) so long as the amended or modified terms are permitted under the 2019 Plan and any affected participant has consented to the amendment or modification.

The 2019 Plan became effective on February 12, 2019 and, unless terminated earlier, the 2019 Plan will terminate at midnight on February 12, 2029. Incentive awards outstanding at the time the 2019 Plan is terminated may continue to be exercised, or become free of restriction, according to their terms. The Board may suspend or terminate the 2019 Plan or any portion of the 2019 Plan at any time, and may amend the 2019 Plan from time to time to conform incentive awards to any change in applicable laws or regulations or in any other respect that the board may deem to be in our best interests. However, no amendments to the 2019 Plan will be effective without stockholder approval if it is required under Section 422 of the Internal Revenue Code or the Listing Rules of the Nasdaq.

Termination, suspension or amendment of the 2019 Plan will not adversely affect any outstanding incentive award without the consent of the affected participant, except for adjustments in the event of changes in capitalization or a “change in control,” discussed below.

In general, no right or interest in any incentive award may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or encumbrance. However, the Committee may permit a participant to transfer of all or a portion of a non-statutory stock option, other than for value, to certain family members or related family trusts, foundations or partnerships. Any permitted transferee of a non-statutory stock option will remain subject to all the terms and conditions of the incentive award applicable to the participant.

Options

The exercise price of an incentive stock option may not be less than 100% of the fair market value of a share of our common stock on the option grant date (or 110% if the participant beneficially owns more than 10% of our outstanding stock). Under the Plan, “fair market value” means the average of the reported high and low sale prices of a share of our common stock during the regular daily trading session on the Nasdaq Stock Market.

In general, the 2019 Plan requires a participant to pay an option’s exercise price in cash. The Committee may, however, allow exercise payments to be made, in whole or in part, by delivery of a broker exercise notice (pursuant to which a broker or dealer is irrevocably instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to the company), by tender or attestation as to ownership of shares of common stock that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, or by a combination of such methods. Any shares of common stock tendered or covered by an attestation will be valued at their fair market value on the exercise date.

The aggregate fair market value of shares of common stock with respect to which incentive stock options may become exercisable by a participant for the first time during any calendar year (and under all “incentive stock option” plans of the company or any subsidiary) may not exceed $100,000. Any incentive stock options in excess of this amount will be treated as non-statutory stock options. Options may be exercised in whole or in installments, as determined by the Committee, and the Committee may impose conditions or restrictions to the exercisability of an option, including that the participant remain continuously employed by the Company or a subsidiary for a certain period. An option may not remain exercisable after 10 years from its date of grant (or five years from its date of grant if the participant beneficially owns more than 10% of our outstanding stock).

Restricted Stock Awards

A restricted stock award is an award of common stock vesting at such times and in such installments as may be determined by the Committee and, until it vests, that is subject to restrictions on transferability and the possibility of forfeiture. Restricted stock awards may be subject to any restrictions or vesting conditions that the Committee deems appropriate, including that the participant remain continuously employed by the Company or a subsidiary for a certain period.

Unless the Committee determines otherwise, any dividends (other than regular quarterly cash dividends) or distributions paid with respect to shares of common stock subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate. Holders of restricted stock awards will have the same voting rights as holders of unrestricted common stock.

Restricted Stock Units

A restricted stock unit is an award that represents a promise to issue to the participant shares of common stock once certain criteria specified in the award are satisfied. The criteria may be that the participant remain employed until a specified date or dates or that various performance objectives are satisfied. No stock ownership rights are conferred upon the participant until the restricted stock unit awards are settled upon the satisfaction of the specified criteria.

Performance Awards

The 2019 Plan permits the grant of performance-based stock and cash awards. The Committee may structure awards so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period.

The Committee may establish performance goals by selecting from one or more performance criteria set forth in the Plan, including, but not limited to: earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholders’ equity; return on assets, investment, or capital employed; stock price margin (including gross margin); income (before or after taxes); operating income (before or after taxes); pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added; market share; cash flow (including cash flow per share); share price performance; debt reduction; strategic partnerships and transactions; stockholders’ equity; capital expenditures; operating profit or net operating profit; growth of net income or operating income; budget management; plant performance, contribution margin and other measures of performance selected by the Committee.

Change in Control of the Company

In the event a “change in control” of the Company occurs, then, if approved by the Committee (either at the time of the grant of the incentive award or at any time thereafter):

●	outstanding options that may become immediately exercisable in full and will remain exercisable in accordance with their terms,

●	outstanding restricted stock awards and restricted stock units may become immediately fully vested and non-forfeitable; and

●	any conditions to the issuance of cash or shares of common stock pursuant to performance awards may lapse.

The Committee may also determine that some or all participants holding outstanding options will receive shares or a cash payment equal to the excess of the fair market value of the option shares immediately prior to the effective date of the change in control over the exercise price per share of the options (or, in the event that there is no excess, that such options will be terminated).

For purposes of the 2019 Plan a “change in control” of the Company generally occurs if:

●	all or substantially all of our assets are sold, leased, exchanged or transferred to any successor;

●	our stockholders approve any plan or proposal to liquidate or dissolve the Company;

●

a person previously unaffiliated with our Company, other than a bona fide underwriter in a securities offering, becomes the beneficial owner of 25% or more, but not 50% or more, of our outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction has been approved in advance by “continuity directors,” who are members of our Board at the time of the Annual Meeting or whose nomination for election meets certain approval requirements related to continuity with our current board;

●	we are a party to a merger or consolidation that results in our stockholders beneficially owning securities representing:

●

50% or more, but less than 80%, of the combined voting power ordinarily having the right to vote at elections of directors of the surviving corporation, unless such merger was approved by our continuity directors; or

●	less than 50% of the combined voting power ordinarily having the right to vote at elections of directors of the surviving corporation (regardless of any approval by the continuity directors); or

●	the continuity directors cease to constitute at least a majority of our Board.

Effect of Termination of Employment or Other Service

If a participant ceases to be employed by (or provide services to) the Company and all subsidiaries, all of the participant’s incentive awards will terminate as set forth below (unless modified by the Committee in its discretion as described below).

Upon termination due to death or disability, all outstanding options then held by the participant will, to the extent exercisable as of such termination, remain exercisable for a period of six (6) months after such termination (but in no event after the expiration date of any such option), and all restricted stock awards then held by the participant that have not vested as of such termination will be terminated and forfeited; and outstanding performance awards then held by the participant that have not vested as of such termination will be terminated and forfeited.

Upon termination for any reason other than death or disability (including retirement), all outstanding options will remain exercisable to the extent exercisable as of such termination for a period of three months thereafter (but in no event after the expiration date of any such option), all unvested restricted stock awards and performance awards will be terminated. However, if a participant’s termination is due to “cause” (as defined in the Plan) all rights of the participant under the 2019 Plan and any award agreements will immediately terminate without notice of any kind.

In connection with a participant’s termination, the Committee may cause the participant’s options to become or continue to become exercisable and restricted stock awards and performance awards to vest and/or continue to vest or become free of restrictions.

U.S. Income Tax Consequences

The following description of the federal income tax consequences under the laws of the United States is based on current statutes, regulations and interpretations, all of which are subject to change, possibly with retroactive effect. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an incentive award.

Incentive Stock Options. There will not be any federal income tax consequences to either the participant or the company as a result of the grant of an incentive option under the Incentive Plan.

A participant’s exercise of an incentive option also will not result in any federal income tax consequences to the company or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant’s alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (as discussed below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered or attested to in payment of an option exercise price.

If a participant disposes of the shares acquired upon exercise of the incentive option, the federal income tax consequences will depend upon how long the participant held the shares. If the participant held the shares for at least two years after the date of grant and at least one year after the date of exercise (the “holding period requirements”), then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the option price at which the participant acquired the shares. The company is not entitled to any compensation expense deduction under these circumstances.

If the participant does not satisfy both of the above holding period requirements (a “disqualifying disposition”), then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the incentive option or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. The company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Non-Statutory Stock Options. Neither the participant nor the company incurs any federal income tax consequences as a result of the grant of a non-statutory option. Upon exercise of a non-statutory option, a participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.

At the time of a subsequent sale or disposition of any shares of common stock obtained upon exercise of a non-statutory option, any gain or loss will be a capital gain or loss. The capital gain or loss will be long-term or short-term capital gain or loss, depending on the holding period.

In general, the company will be entitled to a compensation expense deduction in connection with the exercise of a non-statutory option for any amounts includable in the taxable income of the participant as ordinary income, provided the company complies with any applicable withholding requirements.

Restricted Stock Awards. With respect to shares issued pursuant to a restricted stock award that are subject to a substantial risk of forfeiture, a participant may file an election under Section 83(b) of the Code within 30 days after the shares are transferred to include as ordinary income in the year of transfer an amount equal to the fair market value of the shares received on the date of transfer (determined as if the shares were not subject to any risk of forfeiture). The company will receive a corresponding tax deduction, provided that proper withholding is made. If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the stock award lapse. At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the restricted stock award.

A participant who does not make a Section 83(b) election within 30 days of the transfer of a restricted stock award that is subject to a substantial risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares, less any amount paid for the shares. The company will receive a corresponding tax deduction, provided that proper withholding is made. At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a restricted stock award as to which the restrictions have lapsed, any gain or loss will be treated as long- term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse.

Restricted Stock Units. At the time of settlement of a restricted stock unit award, when shares of common stock are transferred to the participant, the participant will recognize ordinary taxable income equal to the fair market value of the shares on the date of transfer. The company will be entitled to a compensation expense deduction in the year of transfer of the shares in an amount equal to the amount recognized by the participant as taxable income.

Performance Awards. The participant recognizes ordinary taxable income in the year in which a performance award is paid. The amount of taxable income is equal to the amount of cash paid to the participant or the fair market value of any shares of common stock transferred to the participant. The company will be entitled to a compensation expense deduction in the year of transfer of the shares in an amount equal to the amount recognized by the participant as taxable income.

Excise Tax on Parachute Payments. The Code imposes a 20% excise tax on the recipient of “excess parachute payments,” as defined in the code, and denies tax deductibility to the company on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, stockholders, or highly-compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of options or the vesting of restricted stock awards upon a change in control of the company may constitute parachute payments, and in certain cases, “excess parachute payments.” Excess parachute payments are generally parachute payments equal to or exceeding the recipient’s average compensation from the company over the preceding five years.

Equity Compensation Plan Information

Prior to our adoption of the 2019 Plan, we had adopted the Aqua Metals, Inc. 2014 Stock Incentive Plan, or the 2014 Plan, providing for the grant of non-qualified stock options and incentive stock options to purchase shares of our common stock and for the grant of restricted and unrestricted share grants. We have reserved 2,113,637 shares of our common stock under the 2014 Plan. All of our officers, directors, employees and consultants are eligible to participate under the 2014 Plan. The purpose of the 2014 Plan is to provide eligible participants with an opportunity to acquire an ownership interest in our Company. As of the April 1, 2022, there are 429,341 shares available for issuance under the 2014 Plan.

The following table sets forth the number and weighted-average exercise price of securities to be issued upon exercise of outstanding options and warrants, and the number of securities remaining available for future issuance, under equity compensation plans at December 31, 2021.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options and Warrants	Number of Securities Remaining Available for Future Issuance Under Equity compensation Plans
Equity compensation plans approved by stockholders (1)	5,433,587	(2)	$4.44	1,668,001
Equity compensation plans not approved by stockholders	846,372	(3)	$4.48	—

(1)	Represents equity issued and available for issuance under our 2014 Plan and 2019 Plan.
(2)	Includes 186,712 shares relating to outstanding options and 5,246,875 relating to RSUs under our 2014 Plan and 2019 Plan.
(3)

Consists of warrants issued in connection with financing activities and options to purchase 840,000 shares of our common stock, at exercises prices ranging from $3.00 to $7.00 per share, granted to our chief executive officer in May 2018 outside our 2014 Plan or 2019 Plan in reliance on Nasdaq Rule 5635(c)(4).

PROPOSAL NO. 3

APPROVE AND ADOPT AN AMENDMENT TO THE COMPANY’S AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION TO EFFECT AN INCREASE IN THE NUMBER OF

SHARES OF COMMON STOCK FROM 100,000,000 TO 200,000,000

Introduction

Our Board has adopted resolutions setting forth and declaring advisable an amendment to the Company’s Amended and Restated Certificate of Incorporation increasing the number of authorized shares of the Company’s common stock from 100,000,000 to 200,000,000. The proposed amendment would replace the text of Article Fourth of the Company’s Amended and Restated Certificate of Incorporation with the following language:

“The Corporation is authorized to issue one class of stock. The authorized capital stock of the Corporation shall consist of two hundred million (200,000,000) shares which shall be designated as Common Stock, each with a par value of $0.001.”

As noted above under “Information About the Annual Meeting - Quorum and Votes Required,” we believe that in the case of shares held by a broker, bank or other agent for a beneficial owner who has not provided instructions to such agent, the broker, bank or other agent will have discretionary authority to vote the shares for approval of the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect an increase in the number of authorized shares of the Company’s common stock from 100,000,000 to 200,000,000 (Proposal 3).

Proposal

Our Board believes it is in the best interest of the Company to increase the number of authorized shares of common stock in order to give the Company greater flexibility in considering and planning for future corporate needs, including, but not limited to, stock dividends, grants under equity compensation plans, stock splits, financings, potential strategic transactions, including mergers, acquisitions, and business combinations, as well as other general corporate transactions. Our Board believes that additional authorized shares of common stock will enable the Company to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to the Company without the delay and expense associated with convening a special meeting of the Company’s stockholders.

Except as otherwise required by law or by a regulation of the NASDAQ Capital Market, the newly authorized shares of common stock will be available for issuance at the discretion of the Board (without further action by our stockholders) for various future corporate needs, including those outlined above. While adoption of Proposal 3 will not have any immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing stockholders, any future issuance of additional authorized shares of the Company’s common stock may, among other things, dilute the earnings per share of the common stock and the equity and voting rights of those holding common stock at the time the additional shares are issued.

In addition to the corporate purposes mentioned above, an increase in the number of authorized shares of the Company’s common stock may make it more difficult to, or discourage an attempt to, obtain control of the Company by means of a takeover bid that our Board determines is not in the best interest of the Company and its stockholders. However, our Board does not intend or view the proposed increase in the number of authorized shares of the Company’s common stock as an anti-takeover measure and is not aware of any attempt or plan to obtain control of the Company.

Any newly authorized shares of the Company’s common stock will be identical to the shares of common stock now authorized and outstanding. The adoption of Proposal 3 will not affect the rights of current holders of the Company’s common stock. Holders of shares of the Company’s common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders generally. Except as otherwise provided by our Amended and Restated Certificate of Incorporation, at all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect.  All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by our Amended and Restated Certificate of Incorporation, our Third Amended and Restated Bylaws, the rules or regulations of any stock exchange applicable to us, or applicable law, be decided by the affirmative vote of a majority of the votes cast with respect to that matter.  Pursuant to our Third Amended and Restated Bylaws, “votes cast” shall exclude “abstentions” and any “broker non-votes” with respect to that election or question to be voted on.  Stockholders are entitled to receive such dividends as may be declared from time to time by our Board out of funds legally available therefore, and in the event of liquidation, dissolution or winding up of the Company to share ratably in all assets remaining after payment of liabilities. The holders of shares of our common stock have no preemptive, conversion, subscription rights or cumulative voting rights.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE
APPROVAL AND ADOPTION OF AN AMENDMENT TO THE COMPANY’S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT
AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK
FROM 100,000,000 TO 200,000,000.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Armanino LLP (which we refer to as “Armanino”) as our independent registered public accounting firm for the year ending December 31, 2022, and our Board has directed that management submit the appointment of Armanino as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. A representative of Armanino is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Armanino as our independent registered public accountants is not required by our Third Amended and Restated Bylaws or otherwise. However, our Board is submitting the appointment of Armanino to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Armanino. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accountant at any time during the year if the Audit Committee determines that such a change would be in the Company’s and our stockholders’ best interests.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ARMANINO LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

Fees Incurred for Services by Principal Accountant

The following table sets forth the aggregate fees billed to us for services rendered to us for the years ended December 31, 2021 and 2020 by our independent registered public accounting firm, Armanino LLP, for the audit of our consolidated financial statements for the years ended December 31, 2021 and 2020, and assistance with the reporting requirements thereof, the review of our condensed consolidated financial statements included in our quarterly reports on Form 10-Q, the filing of our Form 8-K, and preparation of (Federal and State) Income Tax returns (in thousands).

	2021	2020
Audit Fees	$170	$154
Audit - Related Fees (1)	13	47
Tax Fees (2)	41	49
	$224	$250

(1) Includes fees related to equity offerings

(2) Includes fees related to annual tax return preparation

Pre-Approval Policies and Procedures

The Audit Committee has responsibility for selecting, appointing, evaluating, compensating, retaining and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established policies and procedures in its charter regarding pre-approval of any audit and non-audit service provided to the Company by the independent registered public accounting firm and the fees and terms thereof.

The Audit Committee considered the compatibility of the provision of other services by its registered public accountant with the maintenance of their independence. The Audit Committee approved all audit and non-audit services excluding routine tax preportation provided by Armanino in 2021 and 2020.

Audit Committee Report

The Audit Committee issued the following report for inclusion in this Proxy Statement and our 2021 Annual Report:

●

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2021 with management of Aqua Metals, Inc. and with Aqua Metals, Inc.’s independent registered public accounting firm, Armanino LLP.

●

The Audit Committee has discussed with Armanino LLP those matters required by Auditing Standards No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

●

The Audit Committee has received and reviewed the written disclosures and the letter from Armanino LLP required by the PCAOB regarding Armanino LLP’s communications with the Audit Committee concerning the accountant’s independence, and has discussed with Armanino LLP its independence from Aqua Metals, Inc. and its management.

Based on the review and discussions referenced to in paragraphs 1 through 3 above, the Audit Committee recommended to our Board that the audited consolidated financial statements for the year ended December 31, 2021 be included in the Annual Report on Form 10-K for that year for filing with the SEC.

AUDIT COMMITTEE
Vincent L. DiVito
S. Shariq Yosufzai
Molly Zhang

PROPOSAL NO. 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

Under Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, commonly referred to as a “say-on-pay vote.”  At our 2021 annual meeting of stockholders, the stockholders indicated their preference that the Company conduct a say-on-pay vote every year.  Our Board has adopted a policy that is consistent with this preference

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers disclosed in the “Executive Officers and Compensation” section of this Proxy Statement. The Company believes that its compensation policies and decisions are aligned with our stockholders’ interests, and that the compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, our Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S‑K, including the compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on our Board, the Compensation Committee, or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting.  Unless the Board decides to modify its policy regarding the frequency of soliciting say-on-pay votes,  the next say-on-pay vote will be at the 2023 annual meeting of stockholders.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE

COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 6

APPROVE AN ADJOURNMENT OF THE ANNUAL MEETING, IF

NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT

SUFFICIENT VOTES IN FAVOR OF PROPOSALS 1 THROUGH 5

Introduction

As described above, our Board has recommended the election of four (4) directors to serve for the ensuing year as members of the Board (Proposal 1), the approval of an amendment to our 2019 Stock Incentive Plan to increase the number of shares of common stock reserved under the plan (Proposal 2), the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect an increase in the number of authorized shares of the Company’s common stock from 100,000,000 to 200,000,000 (Proposal 3), the ratification of the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 4) and the approval, on an advisory basis, of the compensation of our named executive officers in this Proxy Statement (Proposal 5). In furtherance of these recommendations, we are asking our stockholders to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 through 5.

Proposal 6, to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 through 5 will require the affirmative vote of a majority of the votes cast at the Annual Meeting with respect to such matter by the holders of our common stock as of the record date.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN ADJOURNMENT

OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE

ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSALS 1 THROUGH 5.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 1, 2022 by:

●	each person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;
●	each of our directors, director nominees and executive officers; and
●	all directors, director nominees and executive officers as a group.

The beneficial ownership of each person was calculated based on 74,934,199 common shares issued and outstanding as of April 1, 2022. The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it, but also if he has the power (solely or shared) to vote, sell or otherwise dispose of the share. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days, pursuant to the exercise of options or warrants or the conversion of notes, debentures or other indebtedness. Two or more persons might count as beneficial owners of the same share. Unless otherwise indicated, the address for each reporting person is 5370 Kietzke Lane, #201. Reno, Nevada 89511.

Name of Director, Executive Officer or Director Nominees	Number of Shares		Percentage Owned

Stephen Cotton	2,979,589	(1)	3.9%
Judd Merrill	590,494	(2)	1%
Ben Taecker	65,148	(3)	*	%
S.Shariq Yosufzai	92,127	(4)	*	%
Vincent L. DiVito	223,462	(5)	*	%
Molly Zhang	21,011	(6)	*	%
Edward Smith	21,011	(6)	*	%
Directors, nominees and executive officers as a group	3,992,842		5.2%

* Less than 1%.

Name and Address of 5% + Holders	Number of Shares	Percentage Owned

None.

(1)

Represents 1,929,589 shares of common stock, including 210,000 restricted shares of common stock subject to forfeiture, and 840,000 shares of common stock issuable upon presently exercisable stock options.

(2)

Represents 448,827 shares of common stock, including 41,667 restricted shares of common stock subject to forfeiture, and 100,000 shares of common stock issuable upon presently exercisable stock options.

(3)	Represents 34,447 shares of common stock, including 25,000 restricted shares of common stock subject to forfeiture, and 5,701 shares of common stock issuable upon presently exercisable stock options.
(4)	Represents 89,950 shares of common stock and 2,177 restricted shares units subject to forfeiture.
(5)	Represents 167,541 shares of common stock, including 1,742 restricted shares units subject to forfeiture, and 54,179 shares of common stock issuable upon presently exercisable stock options.
(6)	Represents 19,560 shares of common stock and 1,451 restricted shares units subject to forfeiture.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

The following sets forth information regarding the current executive officers of the Company. Biographical information pertaining to Stephen Cotton, who is both a director and an executive officer of the Company, may be found in the section above entitled “Proposal No. 1, Election of Directors-Information About Director Nominees.”

Name	Age	Position

Stephen Cotton	55	President, Chief Executive Officer and Director
Judd Merrill	51	Chief Financial Officer
Benjamin Taecker	40	Chief Engineering and Operating Officer

Judd Merrill has served as our Chief Financial Officer since November 8, 2018. From April 2017 to August 2018, Mr. Merrill served as Director of Finance/Accounting of Klondex Mines Ltd., (NYSE:KLDX), an international mining company acquired by Hecla Mining Company (NYSE:HL) in July 2018. From December 2011 to April 2017, Mr. Merrill served as Chief Financial Officer of Comstock Mining, Inc. (NYSE-MKT: LODE), a Nevada-based mining company. From April 2008 to December 2011, Mr. Merrill served as Controller and Treasurer for Fronteer Gold, Inc. (TSE:FRG), a gold exploration company acquired by Newmont Mining Corp (NYSE:NEM). Mr. Merrill began his career at Deloitte & Touche LLP and spent six years working in broader financial accounting, reporting and internal controls. Mr. Merrill holds a Bachelor of Science in accounting from Central Washington University and he received an M.B.A. from the University of Nevada, Reno and is a licensed CPA.

Benjamin Taecker has served as our Chief Engineering and Operating Officer since August 2021 and previously served as our Vice President of Engineering and Operations since January of 2017. From April 2011 to December 2016, Mr. Taecker served in progressive leadership roles, most recently as Plant Superintendent, at Johnson Controls Inc’s JCI Power Systems Division (now known as Clarios) Lead Acid Battery Recycling Center in Florence, South Carolina, where he was involved in the planning, construction, commissioning, and scaling of that facility. Mr. Taecker has over 15 years of design management experience including complex design contracts for the U.S. military. Mr. Taecker has a Mechanical Engineering degree from South Dakota State University.

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to those persons who served as our chief executive officer during 2021 and our two other highest paid executive officers for the years ended December 31, 2021 and 2020 (in thousands).  In reviewing the table, please note that although Mr. Taecker has served as an executive officer since August 2021, the table reflects all compensation paid to him during 2021 and 2020.

				Stock		Option	All Other
Name and		Salary	Bonus	Awards (1)		Awards (2)	Compensation	Total
Principal Position	Year	($)	($)	($)		($)	($)	($)

Stephen Cotton,	2021	450	563	1,058	(3)	-	-	2,071
President and Chief Executive	2020	450	563	1,902	(4)	-	186	3,101
Officer

Judd Merrill,	2021	328	309	485	(5)	-	-	1,122
Chief Financial Officer	2020	300	225	630	(6)	-	125	1,280

Benjamin Taecker,	2021	239	156	294	(7)	-	-	689
Chief Engineering and	2020	215	91	349	(8)	-	84	739
Operating Officer

(1)

Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each restricted common stock award computed in accordance with the provisions of FASB ASC Topic 718 (using the closing price of our common stock on the date of grant). Assumptions used in the calculation of these amounts are included in Note 13, Stockholders’ Equity, of our audited consolidated financial statements for the year ended December 31, 2021.

(2)

Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the values of the options as of the grant date in accordance with provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13, Stockholders’ Equity, of our audited consolidated financial statements for the year ended December 31, 2021.

(3)	722,334 restricted stock units issued as part of Mr. Cotton’s 2021 bonus.
(4)	Included are the following equity grants made to Mr. Cotton during 2020, 1,687,500 restricted stock units as part of Mr. Cotton’s 2019 bonus, 630,000 restricted shares as part of the option exchange that took place on March 23, 2020 and 969,828 restricted stock units as part of Mr. Cotton’s 2020 bonus.
(5)	331,070 restricted stock units issued as part of Mr. Merrill’s 2021 bonus.
(6)	Included are the following equity grants made to Mr. Merrill during 2020, 637,500 restricted stock units as part of Mr. Merrill’s 2019 bonus, 125,000 restricted shares as part of the option exchange that took place on March 23, 2020 and 323,276 restricted stock units as part of Mr. Merrill’s 2020 bonus.
(7)	200,648 restricted stock units issued as part of Mr. Taecker’s 2021 bonus.
(8)	Included are the following equity grants made to Mr. Taecker during 2020, 201,250 restricted stock units as part of Mr. Taecker’s 2019 bonus, 75,000 restricted shares as part of the option exchange that took place on March 23, 2020, 100,000 restricted stock that vested upon the signing of a licensing agreement and 131,203 restricted stock units as part of Mr. Taecker’s 2020 bonus.

Narrative Disclosure to Summary Compensation Table

Cotton Employment Agreement

In May 2018, we entered into an executive employment agreement with our President and Chief Executive Officer, Stephen Cotton, which provides for an annual salary of $410,000, eligibility for a performance-based bonus, reasonable and customary health insurance and other benefits, at our expense, and a severance payment in the amount of his annual salary and related benefits in the event of our termination of his employment without cause or his resignation for good reason. The employment agreement provides for intellectual property assignment and confidentiality provisions that are customary in our industry. Concurrent with the execution of his employment agreement, Mr. Cotton was granted options to purchase up to 840,000 shares of the Company’s common stock. Options to purchase 420,000 common shares are exercisable over a five-year period at an exercise price of $3.00 per share. Options to purchase 210,000 common shares are exercisable over a five-year period at an exercise price of $5.00 per share and options to purchase 210,000 common shares are exercisable over a five-year period at an exercise price of $7.00 per share. The options vest in 1/36th increments during each of the first 12 months following the date of grant and thereafter the options vest in one-third increments on the second and third anniversary of the date of grant. The options are issued subject to the terms and conditions of the Company’s Amended and Restated 2014 Stock Incentive Plan.

Effective as of February 25, 2019, we amended the employment agreement with Mr. Cotton, to increase Mr. Cotton’s salary to $450,000 per year, effective as of January 7, 2019. We also agreed to provide Mr. Cotton with a change-in-control payment equal to twice his then annual salary and target annual bonus amount in the event of his termination without cause or his resignation for good reason following a change-in-control of Aqua Metals. At the same time, we granted Mr. Cotton a non-incentive stock option to purchase up to 1,260,000 shares of our common stock, with 420,000 options vesting on the one-year anniversary of the grant and exercisable at $3.08 per share, 420,000 options vesting on the two-year anniversary of the date of grant and exercisable at $3.68 per share and 420,000 options vesting on the three-year anniversary of the date of grant and exercisable at $4.18 per share.

On March 23, 2020, the Compensation Committee of our Board approved an exchange of the 1,260,000 options granted to Mr. Cotton in 2019 for shares of our common stock. We agreed to grant Mr. Cotton one share of common stock, or 630,000 common shares, under our 2019 Stock Incentive Plan, or 2019 Plan, in exchange for every two options returned for cancellation. The common shares issued to Mr. Cotton were issued as restricted shares pursuant to a Restricted Stock Agreement. The shares are subject to forfeiture in the event of Mr. Cotton’s discontinuation of service to our Company for any reason. The risk of forfeiture will pass as to the restricted shares in three equal installments on each of the first three anniversaries of the date of grant.

On March 23, 2020, the Compensation Committee of our Board also approved a bonus to Mr. Cotton in the form of 1,687,500 restricted stock units, or RSUs, granted under the 2019 Plan. The RSUs were issued pursuant to a Restricted Stock Unit Award Agreement pursuant to which Mr. Cotton will receive one share of our common stock upon settlement of each RSU. The RSUs will settle in six equal semi-annual installments over a three-year period, subject to Mr. Cotton’s continuation of service to our Company.

On December 16, 2020, the Compensation Committee of our Board also approved a bonus to Mr. Cotton in the form of 969,828 RSUs granted under the 2019 Plan. The RSUs were, issued pursuant to a Restricted Stock Unit Award Agreement pursuant to which Mr. Cotton will receive one share of our common stock upon settlement of each RSU. The RSUs will settle in six equal semi-annual installments over a three-year period, subject to Mr. Cotton’s continuation of service to our Company.

On December 13, 2021, the Compensation Committee of our Board also approved a bonus to Mr. Cotton in the form of 722,334 RSUs granted under the 2019 Plan. The RSUs were, issued pursuant to a Restricted Stock Unit Award Agreement pursuant to which Mr. Cotton will receive one share of our common stock upon settlement of each RSU. The RSUs will settle in six equal semi-annual installments over a three-year period, subject to Mr. Cotton’s continuation of service to our Company.

Effective as of January 2, 2022, the Compensation Committee of our Board amended the employment agreement with Mr. Cotton, to increase Mr. Cotton’s salary to $472,500 per year.

Merrill Employment Agreement

In November 2018, we entered into an executive employment agreement with our Chief Financial Officer, Judd Merrill, which provides for an annual salary of $275,000, eligibility for a performance-based bonus with a guaranteed bonus of $50,000 for the 2018 calendar year, reasonable and customary health insurance and other benefits, at our expense, and a severance payment in the amount of six months of his annual salary and related benefits in the event of our termination of his employment without cause or his resignation for good reason. The employment agreement provides for intellectual property assignment and confidentiality provisions that are customary in our industry. Concurrent with the execution of his employment agreement, Mr. Merrill was granted options to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $2.25 per share, with the options vesting over a three-year period from the date of grant. The options are issued subject to the terms and conditions of the Company’s Amended and Restated 2014 Stock Incentive Plan.

Effective as of February 25, 2019, we also agreed to amend the employment agreement with Mr. Merrill to provide Mr. Merrill with a change-in-control payment equal to 150% of his then annual salary and target annual bonus amount in the event of his termination without cause or his resignation for good reason following a change-in-control of Aqua Metals.

On March 23, 2020, the Compensation Committee of our Board approved an exchange of the 250,000 options previously granted to Mr. Merrill under the 2019 Plan for shares of our common stock. We agreed to grant Mr. Merrill one share of common stock, or 125,000 common shares, under 2019 Plan in exchange for every two options returned for cancellation. The options returned for cancellation had exercises prices ranging from $3.79 per share to $4.89 per share. The common shares issued to Mr. Merrill were issued as restricted shares pursuant to a Restricted Stock Agreement. The shares are subject to forfeiture in the event of Mr. Merrill’s discontinuation of service to our Company for any reason. The risk of forfeiture will pass as to the restricted shares in three equal installments on each of the first three anniversaries of the date of grant.

On March 23, 2020, the Compensation Committee of our Board also approved a bonus to Mr. Merrill in the form of 637,500 RSUs granted under the 2019 Plan. The RSUs were issued pursuant to a Restricted Stock Unit Award Agreement pursuant to which Mr. Merrill will receive one share of our common stock upon settlement of each RSU. The RSUs will settle in six equal semi-annual installments over a three-year period, subject to Mr. Merrill’s continuation of service to our Company.

On December 16, 2020, the Compensation Committee of our Board also approved a bonus to Mr. Merrill in the form of 323,276 RSUs granted under the 2019 Plan. The RSUs were issued pursuant to a Restricted Stock Unit Award Agreement pursuant to which Mr. Merrill will receive one share of our common stock upon settlement of each RSU. The RSUs will settle in six equal semi-annual installments over a three-year period, subject to Mr. Merrill’s continuation of service to our Company.

Effective as of January 22, 2021, the Compensation Committee of our Board amended the employment agreement with Mr. Merrill, to increase Mr. Merrill’s salary to $330,000 per year.

On December 13, 2021, the Compensation Committee of our Board approved a bonus to Mr. Merrill in the form of 331,070 RSUs granted under the 2019 Plan. The RSUs were issued pursuant to a Restricted Stock Unit Award Agreement pursuant to which Mr. Merrill will receive one share of our common stock upon settlement of each RSU. The RSUs will settle in six equal semi-annual installments over a three-year period, subject to Mr. Merrill’s continuation of service to our Company.

Effective as of January 2, 2022, the Compensation Committee of our Board amended the employment agreement with Mr. Merrill, to increase Mr. Merrill’s salary to $346,500 per year.

Taecker Employment Agreement

In August 2021, we entered executive employment agreement with Mr. Taecker. Pursuant to the employment agreement, we have agreed to compensate Mr. Taecker at the annual rate of $250,000. Mr. Taecker will be eligible to receive short-term and long-term incentive bonuses of up to 50% and 100% of his base salary, respectively, based on performance criteria approved by the compensation committee of our board of directors. The employment agreement entitles Mr. Taecker to reasonable and customary health insurance and other benefits, at our expense, and severance equal to 150% of his then annual salary and target annual bonus amount in the event of his termination for good reason following a change-in-control of the Company.

On December 13, 2021, the Compensation Committee of our Board approved a bonus to Mr. Taecker in the form of 200,648 RSUs granted under the 2019 Plan. The RSUs were issued pursuant to a Restricted Stock Unit Award Agreement pursuant to which Mr. Taecker will receive one share of our common stock upon settlement of each RSU. The RSUs will settle in six equal semi-annual installments over a three-year period, subject to Mr. Taecker’s continuation of service to our Company.

Effective as of January 2, 2022, the Compensation Committee of our Board amended the employment agreement with Mr. Taecker, to increase Mr. Taecker’s salary to $262,500 per year.

Potential Payments upon Termination

As noted above, the employment agreements for Messrs. Cotton and Merrill entitle each officer to a severance payment and related benefits in the event of our termination of their employment without cause or their resignation for good reason. In such an event. Mr. Cotton will receive a severance payment in the amount of his annual salary, Mr. Merrill will receive a severance payment in the amount of 50% of his annual salary.

If a qualifying involuntary termination had occurred on December 31, 2021, Messrs. Cotton and Merrill would have been eligible to receive the following amounts:

		Health
	Base	Insurance
	Salary	Premiums (1)	Total
Name	($)	($)	($)

Stephen Cotton	450	28	$478
Judd Merrill	165	14	$179

(1)	Calculated using the monthly COBRA amount based on health insurance elections at December 31, 2021.

Outstanding Equity Awards at December 31, 2021

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price		Option Expiration Date	Number of Units of Stock that have not vested	Market value of Units of Stock that have not vested

Stephen Cotton	420,000	-	$3.00	(1)	5/2/23
	210,000	-	$5.00	(1)	5/2/23
	210,000	-	$7.00	(1)	5/2/23
						18,426	$22,664	(4)
						420,000	$516,600	(5)
						843,750	$1,037,812	(6)
						808,190	$994,074	(7)
						722,334	$888,471	(8)
Judd Merrill	100,000	-	$2.25	(2)	11/8/23
						2,316	$2,849	(4)
						83,333	$102,500	(5)
						339,522	$417,612	(6)
						248,625	$305,809	(7)
						331,070	$407,216	(8)
Benjamin Taecker	5,701	-	$11.84	(3)	7/24/2023
						3,146	$3,870	(4)
						50,000	$61,500	(5)
						100,624	$123,768	(6)
						109,336	$134,483	(7)
						200,648	$246,797	(8)

(1)

These options were awarded on May 2, 2018. The options vest in 1/36th increments during each of the first 12 months following the date of grant and thereafter the options vest in one-third increments on the second and third anniversary of the date of grant.

(2)	This option was awarded on November 11, 2018. 1/3rd of the option vests on November 8, 2019 and 1/36th of the option vests monthly thereafter.
(3)	These options were awarded on January 24, 2017. The options vest in one-third increments on the first and second anniversary of the date of grant and in 1/36th increments during each of the 12 months following the second anniversary. The optons expiration date was extended 18 months on April 9, 2021.
(4)	These Restricted Stock Units (RSUs) were awarded on January 4, 2019. The RSUs vest in six equal semi-annual installments over a three-year period.
(5)	These Restricted Shares were awarded on March 23, 2020. The Restricted Shares vest in three equal annual installments.
(6)	These RSUs were awarded on March 23, 2020. The RSUs vest in six equal semi-annual installments over a three-year period.
(7)	These RSUs were awarded on December 16, 2020. The RSUs vest in six equal semi-annual installments over a three-year period.
(8)	These RSUs were awarded on December 13, 2021. The RSUs vest in six equal semi-annual installments over a three-year period.

Compensation of Directors

We do not compensate any of our executive directors for their service as a director and we have not adopted any policies or plans with regard to the compensation of our independent directors. However, our Board adopted the following director compensation policy:

●

The Chairman will receive an annual fee of $180,000; each director other than the Chairman will receive an annual fee of $120,000; each Committee person other than the Committee Chair will receive an annual fee of $7,500 per Committee position, except for the Audit Committee position who shall be paid $10,000 annually; and each Committee Chair will receive an annual fee of $10,000 per Chair, except for the Chair of the Audit Committee who shall be paid $15,000 annually. All director compensation is payable in cash.

●

An annual grant of $75,000 worth of restricted stock units to the Chairman, $60,000 worth of restricted stock units to the Audit Committee Chairman and $50,000 worth of restricted stock units to all other independent directors.

The following table sets forth the compensation we paid to our independent directors during the year ended December 31, 2021.

	Fees Earned or Paid in	Option Awards (1)	Stock Awards (2)	All Other Compensation (3)	Total
Name	Cash ($)	($)	($)	($)	($)
S. Shariq Yosufzai	$143	$-	$120	$-	$263
Vincent DiVito	$105	$-	$90	$-	$195
Molly Zhang	$60	$-	$65	$-	$125
Edward Smith	$59	$-	$65	$-	$124

(1)

The dollar amounts in Option Awards column above reflect the values of options as of the grant date in accordance with ASC 718, Compensation-Stock Compensation and, therefore, do not necessarily reflect actual benefits received by the individuals. Assumptions used in the calculation of these amounts are included in Note 13 to our audited consolidated financial statements for the year ended December 31, 2021.

(2)

Amounts shown in this column do not reflect dollar amounts actually received by our directors. Instead, these amounts reflect the aggregate grant date fair value of each restricted common stock award computed in accordance with the provisions of FASB ASC Topic 718 (using the closing price of our common stock on the date of grant). Assumptions used in the calculation of these amounts are included in Note 13, Stockholders’ Equity, of our audited consolidated financial statements for the year ended December 31, 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions, Promoters and Director Independence

On February 15, 2021, we entered into a series of definitive agreements with LINICO Corporation, a Nevada corporation, or LiNiCo, pursuant to which we leased, with an option to purchase, our recycling facility at the Tahoe Reno Industrial Center, or TRIC, located in McCarran, Nevada, and acquired an approximate 9% equity interest in LiNiCo. Comstock Mining Inc., a Nevada corporation (NYSE-MKT: LODE), is the beneficial owner of approximately 50% of the common shares of LiNiCo. Our Chief Financial Officer, Judd Merrill, is a member of the board of directors of Comstock Mining.

Pursuant to the Industrial Lease Agreement with LiNiCo dated February 15, 2021, we have leased to LiNiCo our 136,750 square foot recycling facility at TRIC. The lease commenced April 1, 2021 and expires on March 31, 2023. During the lease term, LiNiCo has the option to purchase the land and facilities at a purchase price of $14.25 million if the option is exercised and the sale is completed by October 1, 2022 and $15.25 million if the option is exercised and the sale is completed after October 1, 2022 and prior to March 31, 2023. The purchase option is subject to LiNiCo’s payment of a nonrefundable deposit of $1.25 million by October 15, 2021 and a second nonrefundable deposit of $2 million by November 22, 2022, both of which will be applied towards the purchase price. On October 15, 2021, we received the $1.25 million deposit from LINICO. The lease agreement is a triple-net lease pursuant to which LiNiCo’s will be responsible for all fixed costs, including maintenance, utilities, insurance, and property taxes. The lease agreement provides for LiNiCo’s monthly lease payments starting at $68,000 per month and increasing to $100,640 in the last six months of the lease. The lease agreement allows us to retain the use of a portion of the facility for our ongoing research and development activities, including operation of the lab and the use of office space.

Pursuant to a Series A Preferred Stock Purchase Agreement with LiNiCo, we issued 375,000 shares (“Aqua Shares”) of our common stock in consideration of LiNiCo’s issuance 1,500 shares of its Series A Preferred Stock, at a stated aggregate value of $1,500,000, along with a three-year warrant (“Series A Warrant”) to purchase an additional 500 shares of LiNiCo Series A Preferred Stock at an exercise price of $1,000 per share. The 1,500 shares of the Series A Preferred Stock represents approximately 11% of LiNiCo common stock on a fully diluted basis, before giving effect to our exercise of the Series A Warrant or any other outstanding warrants of LiNiCo. In the event that LiNiCo’s sale of the initial 281,250 of the Aqua Shares results in net proceeds to LiNiCo of less than $1,500,000, we were required to pay LiNiCo the difference in cash. As LINICO’s sale of the Aqua Shares resulted in net proceeds to LINICO that were less than $1,500,000, the Company was required to pay LINICO the difference of $232,000 in cash. In January 2022, we exercised the warrant for all 500 LINICO Series A Preferred shares.

In connection with the investment transactions, we also entered into an Investors Rights Agreement and a Voting Agreement, each dated February 15, 2021, pursuant to which LiNiCo granted us customary demand and piggyback registration rights, information rights and the right to nominate one person to the LiNiCo board of directors as long as we are the owner of at least 10% of the LiNiCO common stock on a fully-diluted basis.

In November 2021, we entered into a collaboration agreement with LiNiCO which sets the parameters for future research and development cooperation, as both companies expand into lithium-ion battery recycling and advance our technologies designed to recycle lithium-ion batteries cost-effectively and sustainably.

Since January 1, 2020, we have not entered into any other transactions where the amount exceeded $120,000 with any of our directors, officers, beneficial owners of five percent or more of our common shares, any immediate family members of the foregoing or entities of which any of the foregoing are also officers or directors or in which they have a material financial interest, other than the compensatory arrangements with our executive officers and directors described elsewhere in this Proxy Statement.

We have adopted a policy that any transactions with directors, officers, beneficial owners of five percent or more of our common shares, any immediate family members of the foregoing or entities of which any of the foregoing are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested directors of our Board.  The policy has been formally adopted by resolution of our Board.

Stockholder Proposals and Director Nominations for 2023 Annual Meeting

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 23, 2022 to our Corporate Secretary at 5370 Kietzke Lane, #201. Reno, Nevada 89511, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, that if our 2023 Annual Meeting of Stockholders is held before April 8, 2023 or after July 7, 2023, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2023 Annual Meeting of Stockholders.

Pursuant to our Third Amended and Restated Bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2023 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not later than the close of business on February 7, 2023 nor earlier than the close of business on January 8, 2023. However, if our 2023 Annual Meeting of Stockholders is not held between May 8, 2023 and July 7, 2023, to be timely, notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2023 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting of Stockholders is first made. You are also advised to review our Second Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

The chair of the 2023 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board for the 2023 Annual Meeting of Stockholders will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which we have not been provided with timely notice and (ii) any proposal made in accordance with our Second Amended and Restated Bylaws, if the 2023 proxy statement briefly describes the matter and how management’s proxy-holders intend to vote on it, and if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Aqua Metals, Inc., 5370 Kietzke Lane, #201, Reno, Nevada 89511, Attention: Investor Relations, or contact Investor Relations by telephone at (775) 525-1936. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Other Matters

We will also consider any other business that properly comes before the annual meeting, or any adjournment or postponement thereof. As of the record date, we are not aware of any other matters to be submitted for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, the persons named on the enclosed proxy card will vote the shares they represent using their best judgment.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by us under those statutes, the preceding Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our Proxy Statement, notice and form of proxy, is not part of the proxy soliciting materials and is not incorporated herein by reference.

By Order of the Board of Directors

/s/ S. Shariq Yosufzai
S. Shariq Yosufzai
Chairman of the Board of Directors

Reno, Nevada

April [•], 2022

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is available without charge upon written request to: Corporate Secretary, Aqua Metals, Inc., 5370 Kietzke Lane, #201, Reno, Nevada 89511.

APPENDIX A

AQUA METALS, INC.

2019 STOCK INCENTIVE PLAN

(As amended)

1. Purpose of Plan.

The purpose of this Aqua Metals, Inc. 2019 Stock Incentive Plan (the “Plan”) is to advance the interests of Aqua Metals, Inc. (“Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the Company’s achievement of its economic objectives.

2. Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1. “Board” means the Company’s Board of Directors.

2.2. “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

2.3. “Cause” means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, (iv) any material breach of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary, or (v) with respect to a particular Participant, any other act or omission that constitutes “cause” as may be defined in any employment, consulting or similar agreement between such Participant and the Company or any Subsidiary.

2.4. “Change in Control” means an event described in Section 11.1 of the Plan.

2.5. “Code” means the Internal Revenue Code of 1986, as amended.

2.6. “Committee” means the Compensation Committee of the Board or its delegates who are administering the Plan, as provided in Section 3 of the Plan.

2.7. “Common Stock” means the common stock of the Company, $0.001 par value per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

2.8. “Disability” means any medically determinable physical or mental impairment resulting in the service provider’s inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

2.9. “Effective Date” means February 12, 2019, but no Incentive Stock Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

2.10. “Eligible Recipients” means all employees, officers and directors of the Company or any Subsidiary, and any person who has a relationship with the Company or any Subsidiary.

2.11. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12. “Fair Market Value” means, with respect to the Common Stock, as of any date: (i) the mean between the reported high and low sale prices of the Common Stock at the end of the regular trading session if the Common Stock is listed, admitted to unlisted trading privileges, or reported on any national securities exchange or on the NASDAQ Stock Market on such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade); or (ii) if the Common Stock is not so listed, admitted to unlisted trading privileges, or reported on any national exchange or on the NASDAQ Stock Market, the closing bid price as of such date at the end of the regular trading session, as reported by the OTC Bulletin Board, The OTC Market or other comparable service; or (iii) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

2.13. “Incentive Award” means an Option, Restricted Stock Award, Restricted Stock Unit or Performance Award granted to an Eligible Recipient pursuant to the Plan.

2.14. “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.15. “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.16. “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.17. “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.18. “Performance Awards” means an award of Common Stock or cash granted to an Eligible Recipient pursuant to Section 8 of the Plan and with respect to which shares of Common Stock or cash will be transferred to the Eligible Recipient in accordance with the provisions of such Section 8 and any agreement evidencing a Performance Award.

2.19. “Performance Criteria” means the performance criteria that may be used by the Committee in granting Restricted Stock Awards or Performance Awards contingent upon achievement of such performance goals as the Committee may determine in its sole discretion. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, Subsidiary or business unit performance, or the individual performance of the Eligible Recipient, either absolute or by relative comparison to other companies, other Eligible Recipients or any other external measure of the selected criteria. The Performance Criteria for Incentive Awards will be based on one or more of the following criteria: earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholders’ equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income (before or after taxes); pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added; market share; cash flow (including cash flow per share); share price performance; debt reduction; strategic partnerships and transactions; stockholders’ equity; capital expenditures; operating profit or net operating profit; growth of net income or operating income; and budget management; or any of the foregoing criteria adjusted by the Committee (i) to exclude one or more specified components of the calculation thereof or (ii) to include one or more other specified items, including, but not limited to, exclusions under subsection (i) or inclusions under subsection (ii) designed to reflect changes during the Performance Period in generally accepted accounting principles or in tax rates, currency fluctuations, the effects of acquisitions or dispositions of a business or investments in whole or in part, extraordinary or nonrecurring items, the gain or loss from claims or litigation and related insurance recoveries, the effects of impairment of tangible or intangible assets, or the effects of restructuring or reductions in force or other business recharacterization activities, income or expense related to defined benefit or defined contribution pension plans, uninsured losses from natural catastrophes or political and legal developments affecting the Company’s business (including losses as a result of war, terrorism, confiscation, expropriation, seizure, new regulatory requirements, business interruption or similar events).

2.20. “Performance Period” means, in respect of a Performance Award, a period of time established by the Committee within which the Performance Criteria relating to such Performance Award are to be achieved.

2.21 “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

2.22. “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 7 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 7.

2.23. “Restricted Stock Unit” means an award granted to an Eligible Recipient pursuant to Section 7 of the Plan that represents a contractual obligation on the part of the Company to transfer shares of Common Stock to the Eligible Participant upon the satisfaction of specified Performance Criteria and/or the completion of a specified period of employment with the Company and its Subsidiaries.

2.24 “Retirement” means normal or approved early termination of employment or service.

2.25. “Securities Act” means the Securities Act of 1933, as amended.

2.26. “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

3. Plan Administration.

3.1. The Committee. The Plan will be administered by the Committee. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, the Committee administering the Plan will consist of the Compensation Committee of the Board or its delegate, which will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and who are considered “outside directors”. Such a committee, if established, will act by majority approval of the members (unanimous approval with respect to action by written consent), and a majority of the members of such a committee will constitute a quorum. To the extent consistent with applicable corporate law of the Company’s jurisdiction of incorporation, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

3.2. Authority of the Committee.

(a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) any Performance Criteria applicable to any Incentive Awards; (iv) the time or times when Incentive Awards will be granted and, where applicable, settled; (v) the duration of each Incentive Award; (vi) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

(b) The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award other than an Incentive Award intended to qualify as “performance-based” compensation, accept the surrender of any outstanding Incentive Award, effect any repricing of previously granted “underwater” options or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. Notwithstanding the foregoing, no Performance Award (or any other Incentive Award) that is subject to the requirements and restrictions of Section 409A of the Code may be amended in a manner that would violate Section 409A of the Code.

(c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria (including Performance Criteria) of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

4. Shares Available for Issuance.

4.1. Maximum Number of Shares Available; Certain Restrictions on Awards. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 18,500,000(1), and the maximum number of shares of Common Stock that will be available for issuance in connection with Incentive Stock Options is a 18,500,000(2). The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

4.2. Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan; provided, however, that shares subject to an Incentive Award that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan. To the extent that the exercise price of any Option and/or associated tax withholding obligations are paid by tender or attestation as to ownership of Previously Acquired Shares, or to the extent that such tax withholding obligations are satisfied by withholding of shares otherwise issuable upon exercise of the Option, only the number of shares of Common Stock issued net of the number of shares tendered, attested to or withheld will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

4.3. Adjustments to Shares and Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to outstanding Incentive Awards and the exercise price of outstanding Options.

5. Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6. Options.

6.1. Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

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(1) Subject to stockholder approval of the proposed amendment to the 2019 Plan, the number of shares available for issuance under the Plan will be increased to 11,500,000.

(2) Subject to stockholder approval of the proposed amendment to the 2019 Plan, the number of shares available for issuance in connection with Incentive Stock Options under the Plan will be increased to 11,500,000.

6.2. Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to any Incentive Stock Option (110% of the Fair Market Value with respect to an Incentive Stock Option if, at the time such Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.3. Exercisability and Duration. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant (including without limitation (i) the achievement of one or more of the Performance Criteria and/or (ii) that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period); provided, however, that if the Committee does not specify the expiration date of the Option, the expiration date shall be 10 years from the date on which the Option was granted. In no case may an Option may be exercisable after 10 years from its date of grant (five years from its date of grant in the case of an Incentive Stock Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.4. Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, by tender, or attestation as to ownership, of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, or by a combination of such methods. For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the exercise date.

6.5. Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company pursuant to the instructions set forth in the Incentive Award or, if none, to the Company’s legal department and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

7. Restricted Stock Awards and Restricted Stock Units.

7.1. Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards or Restricted Stock Units under the Plan, and such Restricted Stock Awards and Restricted Stock Units will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards and Restricted Stock Units as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria and/or (ii) that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period.

7.2. Rights as a Stockholder; Transferability. Except as provided in Sections 7.1, 7.3, 7.4 and 12.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award or pursuant to a Restricted Stock Unit under this Section 7 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

7.3. Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (other than regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. A Participant to whom Restricted Stock Units have been granted will have no rights to receive any dividends or distributions with respect to the shares of Common Stock underlying the Restricted Stock Units unless and until the Restricted Stock Units are settled and the Participant becomes the holder of record of any shares of Common Stock delivered in settlement of such Restricted Stock Units.

7.4. Enforcement of Restrictions. To enforce the restrictions referred to in this Section 7, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.

8. Performance Awards.

8.1. Grant. An Eligible Recipient may be granted one or more Performance Awards under the Plan, and such Performance Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Performance Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria and/or (ii) that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period.

8.2 Performance Periods. The Performance Period with respect to each Performance Award will be such period of time commencing with the date of grant as is determined by the Committee on the date of grant.

8.3 Specification of Performance Criteria. Any grant of Performance Awards will specify Performance Criteria that, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified Performance Criteria a minimum acceptable level of achievement and shall set forth a formula for determining the amount of the Performance Award that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Performance Criteria. The grant of Performance Awards will specify that, before the Performance Awards will be earned and paid, the Compensation Committee of the Board must certify that the Performance Criteria have been satisfied.

8.4. Settlement – Time of Payment.

(a) At the time any Performance Award is granted, the agreement evidencing the Performance Award will specify the time at which the vested portion of the Performance Award will be settled. In no event may the time of payment be changed after the Performance Award is granted.

(b) The agreement may specify that settlement will be made upon vesting or the settlement will occur with respect to all vested Performance Awards as of a specified time.

(c) To the extent the agreement does not provide for the settlement of vested Performance Awards on or before the date that is 2-1/2 months after the end of the year in which the Performance Award (or the relevant portion thereof) vests, the agreement will provide for payment to occur: (a) upon the Eligible Recipient’s separation from service, death or disability; (b) upon a change in control of the Company; or (c) upon a specified date or pursuant to a specified schedule. In all cases in which payment is to be made in accordance with this Section 8.2(c), the times specified for payment will be interpreted and administered in accordance with the requirements of Section 409A of the Code and any applicable regulations or guidance issued in connection with that Code section.

8.5. Settlement – Form of Payment. Unless otherwise specified in the agreement evidencing the Performance Award, or some other written agreement between the Company and the Eligible Recipient, vested Performance Awards will be settled in cash or shares of Common Stock.

8.6. Rights as a Stockholder. A Participant holding a Performance Award shall have no rights as a holder of Common Stock unless and until the Performance Award is settled and shares of Common Stock are delivered to the Participant in such settlement.

8.7. Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Performance Award at the time of grant or at any time after the grant of the Performance Award), the Participant shall not be entitled to receive dividends or distributions with respect to the Shares subject to a Performance Award unless and until the Performance Award is settled and shares of Common Stock are delivered to the Participant in such settlement.

8.8. Unfunded and Unsecured Obligation of the Company. A Performance Award represents an unfunded and unsecured obligation of the Company to make payment to a Participant in accordance with the terms of this Plan or an award agreement. The Participant’s rights with respect to a Performance Award shall be those of an unsecured creditor of the Company.

9. Effect of Termination of Employment or Other Service.

9.1. Termination Due to Death or Disability. In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability:

(a) All outstanding Options then held by the Participant will, to the extent exercisable as of such termination, remain exercisable for a period of six (6) months after such termination (but in no event after the expiration date of any such Option); and

(b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c) All outstanding Performance Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited.

9.2. Termination Due to Retirement. Subject to Section 9.5 of the Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement:

(a) All outstanding Options then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three (3) months after such termination (but in no event after the expiration date of any such Option). Options not exercisable as of such Retirement will be forfeited and terminate; and

(b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c) All outstanding Performance Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited.

9.3. Termination for Reasons Other than Death, Disability or Retirement. Subject to Section 9.5 of the Plan, in the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ of the Company or another Subsidiary):

(a) All outstanding Options then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three (3) months after such termination (but in no event after the expiration date of any such Option). Options not exercisable as of such termination will be forfeited and terminate; and

(b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c) All outstanding Performance Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited.

9.4. Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 9, the Committee may, in its sole discretion (which may be exercised in connection with the grant or after the date of grant, including following such termination), determine that upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, any Options (or any part thereof) then held by such Participant may become or continue to become exercisable and/or remain exercisable following such termination of employment or service, and Restricted Stock Awards and Performance Awards then held by such Participant may vest and/or continue to vest or become free of restrictions and conditions to issuance, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee.

9.5. Effects of Actions Constituting Cause. Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.3, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or service with the Company or any Subsidiary, all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant shall terminate and be forfeited without notice of any kind. The Company may defer the exercise of any Option or the vesting of any Restricted Stock Award or Performance Award for a period of up to ninety (90) days in order for the Committee to make any determination as to the existence of Cause.

9.6. Determination of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or service, as determined by the Committee in its sole discretion based upon such records.

10. Payment of Withholding Taxes.

10.1. General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

10.2. Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 10.1 of the Plan by electing to tender, or by attestation as to ownership of, Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant’s withholding or employment-related tax obligation, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.

11. Change in Control.

11.1. A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs has occurred:

(a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to any Successor;

(b) the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c) any Successor (as defined in Section 11.2 below), other than a Bona Fide Underwriter (as defined in Section 11.2 below), becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 25% or more, but not 50% or more, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuity Directors (as defined in Section 11.2 below), or (ii) more than 50% of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

(d) a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) 50% or more, but not more than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuity Directors, or (ii) less than 50% of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors); or

(e) the Continuity Directors cease for any reason to constitute at least 50% or more of the Board.

11.2. Change in Control Definitions. For purposes of this Section 11:

(a) “Continuity Directors” of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Continuity Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).

(b) “Bona Fide Underwriter” means an entity engaged in business as an underwriter of securities that acquires securities of the Company through such entity’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

(c) “Successor” means any individual, corporation, partnership, group, association or other “person,” as such term is used in Section 13(d) or Section 14(d) of the Exchange Act, other than the Company, any “affiliate” (as defined below) or any benefit plan(s) sponsored by the Company or any affiliate that succeeds to, or has the practical ability to control (either immediately or solely with the passage of time), the Company’s business directly, by merger, consolidation or other form of business combination, or indirectly, by purchase of the Company’s outstanding securities ordinarily having the right to vote at the election of directors or all or substantially all of its assets or otherwise. For this purpose, an “affiliate” is (i) any corporation at least a majority of whose outstanding securities ordinarily having the right to vote at elections of directors is owned directly or indirectly by the Company; (ii) any other form of business entity in which the Company, by virtue of a direct or indirect ownership interest, has the right to elect a majority of the members of such entity’s governing body or (iii) any entity that at the time of the approval of this Plan owns in excess of 10% of the Company’s common stock and its affiliates.

11.3. Acceleration of Vesting. Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award: (a) outstanding Options that may become immediately exercisable in full and will remain exercisable in accordance with their terms; and (b) outstanding Restricted Stock Awards and Restricted Stock Units may become immediately fully vested and non-forfeitable; and (c) any conditions to the issuance of cash or shares of Common Stock pursuant to Performance Awards may lapse.

11.4. Cash Payment. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant affected thereby, may determine that:

(a) Some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options (“Option Shares”), either (i) as of the effective date of any such Change in Control, cash in an amount equal to the excess of the Fair Market Value of such Option Shares on the last business day prior to the effective date of such Change in Control over the exercise price per share of such Option Shares, (ii) immediately prior to such Change of Control, a number of shares of Common Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of the Option Shares as of the last business day prior to the effective date of such Change in Control over the exercise price per share of such Option Shares; or (iii) any combination of cash or shares of Common Stock with the amount of each component to be determined by the Committee not inconsistent with the foregoing clauses (i) and (ii), as proportionally adjusted; and

(b) any Options which, as of the effective date of any such Change in Control, are “underwater” (as defined in Section 3.2(d)) shall terminate as of the effective date of any such Change in Control; and

(c) some or all Participants holding Performance Awards will receive, with respect to some or all of the shares of Common Stock subject to such Performance Awards that remain subject to issuance based upon the future achievement of Performance Criteria or other future event as of the effective date of any such Change in Control of the Company, cash in an amount equal the Fair Market Value of such shares immediately prior to the effective date of such Change in Control.

11.5. Limitation on Change in Control Payments. Notwithstanding anything in Section 11.3 or 11.4 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the exercisability of an Option as provided in Section 11.3 or the payment of cash or shares of Common Stock in exchange for all or part of an Option as provided in Section 11.4 (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 11.3 or 11.4 of the Plan will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, or provides that the Participant will have the discretion to determine which payments will be reduced in order to avoid an excess parachute payment, then the limitations of this Section 11.4 will, to that extent, not apply.

12. Rights of Eligible Recipients and Participants; Transferability.

12.1. Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

12.2. Rights as a Stockholder. As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

12.3. Restrictions on Transfer.

(a) Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options) or vesting (in the case of Restricted Stock Awards) or settlement (in the case of Restricted Stock Units or Performance Awards) of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(b) A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 9 of the Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 9 of the Plan) may be made by, the Participant’s legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options, then such payments will be made to, and the exercise of such Options may be made by, the legal representatives, heirs and legatees of the beneficiary.

(c) Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

12.4. Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

13. Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

14. Plan Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendments to the Plan will be effective without approval of the Company’s stockholders if stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or the NASDAQ Stock Market or similar regulatory body. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 11 of the Plan.

15. Effective Date and Duration of the Plan.

The Plan is effective as of the Effective Date. The Plan will terminate at midnight on February 12, 2029 and may be terminated prior to such time by Board action. No Incentive Award will be granted after termination of the Plan. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, according to their terms.

16. Miscellaneous.

16.1. Governing Law. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware notwithstanding the conflicts of laws principles of any jurisdictions.

16.2. Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

AQUA METALS, INC.
5370 Kietzke Ln. Suite 201
Reno, NV 89511

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. EDT on June 6, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AQMS2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. EDT on June 6, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D82475-P68922 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

AQUA METALS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Stephen Cotton
02) Vincent L. DiVito
03) Molly Zhang
04) Edward Smith

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D82476-P68922

AQUA METALS, INC.
Annual Meeting of Stockholders
June 7, 2022 11:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholders hereby appoint Stephen Cotton and Vincent DiVito, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Aqua Metals, Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM EDT on June 7, 2022, at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/AQMS2022 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side